Exhibit 10.1
EXECUTION VERSION

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
8POINT3 OPERATING COMPANY, LLC
A Delaware Limited Liability Company
Dated as of
June 24, 2015

i

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
8POINT3 OPERATING COMPANY, LLC
A Delaware Limited Liability Company
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF 8POINT3 OPERATING COMPANY, LLC, dated as of June 24, 2015, is entered into by and between 8POINT3 ENERGY PARTNERS LP, a Delaware limited partnership, SUNPOWER YC HOLDINGS, LLC, a Delaware limited liability company, FIRST SOLAR 8POINT3 HOLDINGS, LLC, a Delaware limited liability company, MARYLAND SOLAR HOLDINGS, INC., a Delaware corporation, and 8POINT3 HOLDING COMPANY, LLC, a Delaware limited liability company. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
Article I
DEFINITIONS
Section 1.1    Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:
“Additional Book Basis” means, with respect to any Adjusted Property, the portion of the Carrying Value of such Adjusted Property that is attributable to positive adjustments made to such Carrying Value as determined in accordance with the provisions set forth below in this definition of Additional Book Basis. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:
(a)    Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event; and
(b)    If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided, however, that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Company’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Company’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period. With respect to a Disposed of Adjusted Property, the Additional Book Basis Derivative Items shall be the amount of Additional Book Basis taken into account in computing gain or loss from the disposition of such Disposed of Adjusted Property; provided that the provisions of the immediately preceding sentence shall apply to the determination of the Additional Book Basis Derivative Items attributable to Disposed of Adjusted Property.
“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account at the end of each taxable period of the Company, after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5)) and (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of any Membership Interest shall be the amount that such Adjusted Capital Account would be if such Membership Interest were the only interest in the Company held by such Member from and after the date on which such Membership Interest was first issued.
“Adjusted Operating Surplus” means, with respect to any period, (a) Operating Surplus generated with respect to such period less (b)(i) the amount of any net increase in Working Capital Borrowings (or the Company’s share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period and (ii) the amount of any net decrease in cash reserves (or the Company’s share of any net decrease in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period, and plus (c)(i) the amount of any net decrease in Working Capital Borrowings (or the Company’s share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period, (ii) the amount of any net increase in cash reserves (or the Company’s share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium and (iii) the amount of any net decrease made in subsequent periods in cash reserves for Operating Expenditures initially established with respect to such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (b)(ii) above. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus. To the extent that disbursements made, cash received or cash reserves established, increased or reduced after the end of a period are included in the determination of Operating Surplus for such period (as contemplated by the proviso in the definition of “Operating Surplus”) such disbursements, cash receipts and changes in cash reserves shall be deemed to have occurred in such period (and not in any future period) for purposes of calculating increases or decreases in Working Capital Borrowings or cash reserves during such period.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.3(d).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Without limiting the foregoing, for purposes of this Agreement, any Person that, individually or together with its Affiliates, has the direct or indirect right to designate or cause the designation of at least one member to the Board of Directors of the General Partner, and any such Person’s Affiliates, shall be deemed to be an Affiliate of the Managing Member. Notwithstanding anything in the foregoing to the contrary, SunPower and its Affiliates (other than the Managing Member or any Group Member), on the one hand, and First Solar and its Affiliates (other than the Managing Member or any Group Member), on the other hand, will not be deemed to be Affiliates of one another hereunder unless there is a basis for such Affiliation independent of their respective Affiliation with any Group Member, the General Partner, the Managing Member or any Affiliate of any Group Member or the Managing Member.
“Aggregate Quantity of IDR Reset Common Units” has the meaning set forth in Section 5.12(a).
“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Members.
“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).
“Agreed Value” of (a) a Contributed Property means the fair market value of such property or other consideration at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event, in each case as determined by the Managing Member. The Managing Member shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.
“Agreement” means this Amended and Restated Limited Liability Company Agreement of 8point3 Operating Company, LLC, as it may be amended, modified, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:
(a)    the sum of:
(i)    all cash and cash equivalents of the Company Group (or the Company’s share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter;
(ii)    all cash and cash equivalents of the Company Group (or the Company’s share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) resulting from dividends or distributions received after the end of such Quarter from equity interests in any Person other than a Subsidiary in respect of operations conducted by such Person during such Quarter; and
(iii)    if the Managing Member so determines, all or any portion of additional cash and cash equivalents of the Company Group (or the Company’s share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less
(b)    the amount of any cash reserves established by the Managing Member (or the Company’s share of cash reserves in the case of Subsidiaries that are not wholly owned) to:
(i)    provide for the proper conduct of the business of the Company Group, including reserves for anticipated future debt service requirements, future capital expenditures and future acquisitions, subsequent to such Quarter;
(ii)    comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; or
(iii)    provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters;
provided, however, that the Managing Member may not establish cash reserves pursuant to subclause (b)(iii) above if the effect of such reserves would be that the Company is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter, but on or before the date of determination of Available Cash with respect to such Quarter, shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Managing Member so determines.
Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
“Board of Directors” means the board of directors or board of managers of the Managing Member, as applicable, if the Managing Member is a corporation or limited liability company, or the board of directors or board of managers of the general partner of the Managing Member, if the Managing Member is a limited partnership, as applicable.
“Book Basis Derivative Items” means any item of income, deduction, gain or loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).
“Book-Down Event” means a Revaluation Event that gives rise to a Net Termination Loss.
“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Section 5.3 and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
“Book-Up Event” means a Revaluation Event that gives rise to a Net Termination Gain.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
“Capital Account” means the capital account maintained for a Member pursuant to Section 5.3. The “Capital Account” of a Member in respect of any Membership Interest shall be the amount that such Capital Account would be if such Membership Interest were the only interest in the Company held by such Member from and after the date on which such Membership Interest was first issued.
“Capital Contribution” means (a) any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company or that is contributed or deemed contributed to the Company on behalf of a Member (including in the case of an underwritten offering of Class A Shares, the amount of any underwriting discounts and commissions) or (b) current distributions that a Member is entitled to receive but otherwise waives.
“Capital Improvement” means (a) the acquisition (through an asset acquisition, merger, stock acquisition or other form of investment) by a Group Member of existing assets or assets under construction, (b) the construction or development of new capital assets by a Group Member, (c) the replacement, improvement or expansion of existing capital assets by a Group Member or (d) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such capital contribution will have, directly or indirectly, an equity interest, to fund such Group Member’s share of the cost of the acquisition, construction or development of new, or the replacement, improvement or expansion of existing capital assets by such Person, in each case if and to the extent such acquisition, construction, development, replacement, improvement or expansion is made to increase, over the long-term, the operating capacity or operating income of the Company Group, in the case of clauses (a), (b) and (c), or such Person, in the case of clause (d), from the operating capacity or operating income of the Company Group or such Person, as the case may be, existing immediately prior to such acquisition, construction, development, replacement, improvement, expansion or Capital Contribution. For purposes of this definition, “long-term” generally refers to a period of not less than twelve months.
“Capital Surplus” means Available Cash distributed by the Company in excess of Operating Surplus, as described in Section 6.3(a).
“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and other cost recovery deductions charged to the Members’ Capital Accounts in respect of such property and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination; provided that the Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.3(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.
“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the Managing Member liable to the Company or any Non-Managing Member for actual fraud or willful misconduct in its capacity as a managing member of the Company.
“Certificate” means a certificate, in such form as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more classes of Membership Interests. The initial form of certificate approved by the Managing Member for the Common Units is attached as Exhibit A to this Agreement.
“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 7.3, as such Certificate of Formation may be amended, supplemented or restated from time to time.
“Class A Share” has the meaning set forth in the Partnership Agreement.

“Class B Share” has the meaning set forth in the Partnership Agreement.
“Closing Price” means, in respect of Class A Shares or the Common Units, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported on the principal National Securities Exchange on which such Class A Shares are listed or admitted to trading or, if such Class A Shares are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day, or if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by any quotation system then in use with respect to such Class A Shares, or, if on any such day such Class A Shares are not quoted by any such system, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Class A Shares selected by the Board of Directors, or if on any such day no market maker is making a market in such Class A Shares, the fair value of such Class A Shares on such day as determined by the Board of Directors.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Combined Interest” has the meaning set forth in Section 11.3(a).
“Commences Commercial Service” means the date upon which a Capital Improvement is first put into commercial service by a Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”) following completion of acquisition, construction, development, replacement, improvement, addition or expansion and testing, as applicable.
“Commission” means the United States Securities and Exchange Commission.
“Common Unit” means a limited liability company interest in the Company having the rights and obligations specified with respect to “Common Units” in this Agreement. The term Common Unit does not include a Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms hereof.
“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, as to any Quarter wholly within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(i).
“Company” means 8point3 Operating Company, LLC, a Delaware limited liability company.
“Company Employee” means any employee of a Group Member, the Managing Member or the General Partner.

“Company Group” means, collectively, the Company and its Subsidiaries.
“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).
“Conflicts Committee” has the meaning set forth in the Partnership Agreement.
“Construction Debt” means debt incurred to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on other Construction Debt or (c) distributions (including incremental Incentive Distributions) paid in respect of Construction Equity.
“Construction Equity” means equity issued to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt or (c) distributions paid in respect of Construction Equity and incremental Incentive Distributions in respect thereof. Construction Equity does not include equity issued in connection with the Initial Public Offering.
“Construction Period” means the period beginning on the date that a Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”) enters into a binding obligation to commence a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service and the date that the Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”) abandons or disposes of such Capital Improvement.
“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.3(d), such property or other asset shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
“Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum of the Common Unit Arrearages as to an Initial Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(a)(ii) and the second sentence of Section 6.5 with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).
“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(c)(xi).
“Current Market Price” means, as of any date, for the Class A Shares or the Common Units, the average of the daily Closing Prices per Class A Share for the 20 consecutive Trading Days immediately prior to such date.

“Deferred Issuance and Distribution” means (i) the issuance by the Company of a number of additional Common Units that is equal to the excess, if any, of (a) the number of Class A Shares subject to the Underwriters’ Option over (b) the number of Common Units equal to the aggregate number, if any, of Class A Shares actually purchased by and issued to the IPO Underwriters pursuant to the Underwriters’ Option on one or more dates and (ii) the distribution by the Company in an amount equal to the aggregate amount of cash, if any, contributed to the Company by the Partnership upon exercise of the Underwriters’ Option.
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
“Departing Managing Member” means a former Managing Member from and after the effective date of any withdrawal or removal of such former Managing Member pursuant to Section 11.1 or Section 11.2.
“Derivative Membership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Membership Interests.
“Disqualified Person” means (a) a “tax-exempt entity” (unless such Person would be subject to tax under Section 511 of the Code on all income from the Company) or “tax-exempt controlled entity” (unless with respect to a “tax-exempt controlled entity,” an election is made under Section 168(h)(6)(F)(ii) of the Code) as those terms are defined in Section 168(h) of the Code; (b) a Person described in Section 50(b)(3) (unless such Person would be subject to tax under Section 511 of the Code on all income from the Company), Section 50(b)(4) or Section 50(d) of the Code; (c) an entity described in paragraph (4) of Section 54(j) of the Code; or (d) any partnership or other pass-through entity (including a single-member disregarded entity) any direct or indirect partner of which (or other direct or indirect holder of an equity or profits interest) is described in clauses (a) through (c) above, unless such Person holds its interest in the partnership or other pass-through entity indirectly through an entity taxable as a corporation for U.S. federal income tax purposes, other than an (i) a “tax-exempt controlled entity” as defined in Section 168(h) (unless with respect to a “tax-exempt controlled entity,” an election is made under Section 168(h)(6)(F)(ii) of the Code) or (ii) a corporation with respect to which the rules of Section 50(d) would apply.
“Disposed of Adjusted Property” has the meaning set forth in Section 6.1(c)(xiii)(B).
“Distribution Forbearance Period” means the period beginning on the IPO Closing Date and ending on the first business day of any Quarter commencing on or after March 1, 2016 that the Board of Directors, with the concurrence of the Conflicts Committee, determines that (a) the Company will be able to make aggregate distributions of Available Cash from Operating Surplus on the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to equal to or exceeding the sum of the Minimum Quarterly Distribution on such Outstanding Common Units, Subordinated Units and other Outstanding Units, in each case in respect of such Quarter and the successive Quarter and (b) the Adjusted Operating Surplus for such Quarter and the successive Quarter will equal or exceed the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and other Units that are senior or equal in right of distribution to the Subordinated Units that are Outstanding on the first day of the first Quarter (and treating all Common Units and Subordinated Units as Outstanding, notwithstanding the proviso to the definition thereof).
“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
“Equity Plan” means any unit or equity purchase plan, restricted unit or equity plan or other similar equity compensation plan now or hereafter adopted by the Managing Member or the General Partner.
“Estimated Incremental Quarterly Tax Amount” has the meaning set forth in Section 6.9.
“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (i) in the case of a Revaluation Event that includes the issuance of Class A Shares pursuant to a public offering and solely for cash, the price paid for such Class A Shares or (ii) in the case of any other Revaluation Event, the Closing Price of the Class A Shares on the date of such Revaluation Event or, if the Managing Member determines that a value for the Class A Shares other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the Managing Member.
“Event of Withdrawal” has the meaning set forth in Section 11.1(a).
“Excess Distribution” has the meaning set forth in Section 6.1(c)(iii)(A).
“Excess Distribution Unit” has the meaning set forth in Section 6.1(c)(iii)(A).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.
“Exchange Agreement” means the Exchange Agreement, dated as of June 24, 2015, among the Managing Member, the General Partner, SunPower, First Solar Holdings and the Company.
“Expansion Capital Expenditures” means cash expenditures (including transaction expenses) for Capital Improvements. Expansion Capital Expenditures shall not include Maintenance Capital Expenditures or Investment Capital Expenditures. Expansion Capital Expenditures shall include interest payments (including periodic net payments under related interest rate swap agreements) and related fees paid in respect of the Construction Period on Construction Debt. Where cash expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the Managing Member shall determine the allocation between the amounts paid for each.
“Final Subordinated Units” has the meaning given such term in Section 6.1(c)(x)(A).
“First Liquidation Target Amount” has the meaning set forth in Section 6.1(b)(i)(D).
“First Solar” means, collectively, First Solar Holdings and MD Solar.

“First Solar Holdings” means First Solar 8point3 Holdings, LLC, a Delaware limited liability company.
“First Target Distribution” means $0.31455 per Unit per Quarter (or, with respect to periods of less than a full fiscal quarter, it means the product of $0.31455 multiplied by a fraction, of which the numerator is the number of days in such period and of which the denominator is the total number of days in such fiscal quarter), subject to adjustment in accordance with Section 5.12, Section 6.6 and Section 6.9.
“Fully Diluted Weighted Average Basis” means, when calculating the number of Outstanding Units for any period, the sum of (1) the weighted-average number of Outstanding Units during such period plus (2) all Membership Interests and Derivative Membership Interests (a) that are convertible into or exercisable or exchangeable for Units or for which Units are issuable, in each case that are senior to or pari passu with the Subordinated Units, (b) whose conversion, exercise or exchange price is less than the Current Market Price on the date of such calculation, (c) that may be converted into or exercised or exchanged for such Units prior to or during the Quarter immediately following the end of the period for which the calculation is being made without the satisfaction of any contingency beyond the control of the holder other than the payment of consideration and the compliance with administrative mechanics applicable to such conversion, exercise or exchange and (d) that were not converted into or exercised or exchanged for such Units during the period for which the calculation is being made; provided, that for purposes of determining the number of Outstanding Units on a Fully Diluted Weighted Average Basis when calculating whether the Subordination Period has ended or Subordinated Units are entitled to convert into Common Units pursuant to Section 5.5, such Membership Interests and Derivative Membership Interests shall be deemed to have been Outstanding Units only for the four Quarters that comprise the last four Quarters of the measurement period; and provided, further, that if consideration will be paid to any Group Member in connection with such conversion, exercise or exchange, the number of Units to be included in such calculation shall be that number equal to the difference between (i) the number of Units issuable upon such conversion, exercise or exchange and (ii) the number of Units that such consideration would purchase at the Current Market Price.
“General Partner” means 8point3 General Partner, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Managing Member as general partner of the Managing Member, in their capacity as general partner of the Managing Member (except as the context otherwise requires).
“Gross Liability Value” means, with respect to any Liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.
“Group” means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Membership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Membership Interests.
“Group Member” means a member of the Company Group.
“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, other than the Company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
“Hedge Contract” means any exchange, swap, forward, future, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of a Group Member to fluctuations in interest rates, commodity prices or currency exchange rates in their operations or financing activities and not for speculative purposes.
“Holdings” means 8point3 Holding Company, LLC, a Delaware limited liability company.
“Holdings Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings, dated as of June 24, 2015, as the same may be amended, supplemented or restated from time to time.
“IDR Reset Common Units” has the meaning set forth in Section 5.12(a).
“IDR Reset Election” has the meaning set forth in Section 5.12(a).
“Incentive Distribution Right” means a Membership Interest having the rights and obligations specified with respect to Incentive Distribution Rights in this Agreement (and no other rights otherwise available to or other obligations of a holder of a Membership Interest).
“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Sections 6.4(a)(v), (vi) and (vii), and Sections 6.4(b)(iii), (iv) and (v).
“Incremental Income Taxes” has the meaning set forth in Section 6.9.
“Indemnitee” means (a) the Managing Member, (b) any Departing Managing Member, (c) any Person who is or was an Affiliate of the Managing Member or any Departing Managing Member, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) any Group Member, the Managing Member or any Departing Managing Member or (ii) any Affiliate of any Group Member, the Managing Member or any Departing Managing Member, (e) any Person who is or was serving at the request of the Managing Member or any Departing Managing Member or any Affiliate of the Managing Member or any Departing Managing Member as a manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the Managing Member designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Company Group’s business and affairs.
“Initial Common Units” means the Common Units outstanding on the IPO Closing Date.
“Initial Public Offering” means the initial offering and sale of Class A Shares to the public (including the offer and sale of Class A Shares pursuant to the Underwriters’ Option), as described in the IPO Registration Statement.
“Initial Unit Price” means (a) with respect to the Common Units and the Subordinated Units, the initial public offering price per Class A Share at which the Class A Shares were first offered to the public for sale as set forth on the cover page of the IPO Prospectus or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Company, as determined by the Managing Member, in each case adjusted as the Managing Member determines to be appropriate to give effect to any distribution, subdivision or combination of Units.
“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, including sales of debt securities and other incurrences of indebtedness for borrowed money (other than Working Capital Borrowings) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member to anyone other than a Group Member; (c) sales or other dispositions of any assets of any Group Member (including assets acquired using Investment Capital Expenditures) other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and (ii) sales or other dispositions of assets as part of normal retirements or replacements; and (d) Capital Contributions received by the Company Group.
“Investment Capital Expenditures” means capital expenditures that are neither Expansion Capital Expenditures nor Maintenance Capital Expenditures.
“IPO Closing Date” means the first date on which Class A Shares are sold by the Managing Member to the IPO Underwriters pursuant to the provisions of the Underwriting Agreement.
“IPO Prospectus” means the final prospectus relating to the Initial Public Offering dated June 18, 2015 and filed by the Managing Member with the Commission pursuant to Rule 424 under the Securities Act on June 19, 2015.
“IPO Registration Statement” means the Registration Statement on Form S-1 (File No. 333-202634) as it has been or as it may be amended or supplemented from time to time, filed by the Managing Member with the Commission under the Securities Act to register the offering and sale of the Class A Shares in the Initial Public Offering.

“IPO Underwriter” means each Person named as an underwriter in Schedule A to the Underwriting Agreement who purchases Class A Shares pursuant thereto.
“Joint Venture” means a joint venture that is not a Subsidiary and through which a Group Member conducts its business and operations and in which such Group Member owns an equity interest.
“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.
“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Company of the type described in clauses (a) and (b) of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Company has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Company, the date on which such event occurs.
“Liquidator” means one or more Persons selected by the Managing Member to perform the functions described in Section 12.4 as liquidating trustee of the Company within the meaning of the Delaware Act.
“Maintenance Capital Expenditures” means cash expenditures, including expenditures for (a) the acquisition (through an asset acquisition, merger, stock acquisition or other form of investment) by any Group Member of existing assets or assets under construction, (b) the construction or development of new capital assets by a Group Member, (c) the replacement, improvement or expansion of existing capital assets by a Group Member or (d) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such capital contribution will have, directly or indirectly, an equity interest, to fund such Group Member’s share of the cost of the acquisition, construction or development of new, or the replacement, improvement or expansion of existing, capital assets by such Person, in each case if and to the extent such acquisition, construction, development, replacement, improvement or expansion is made to maintain, over the long-term, the operating capacity or operating income of the Company Group, in the case of clauses (a), (b) and (c), or such Person, in the case of clause (d), as the operating capacity or operating income of the Company Group or such Person, as the case may be, existed immediately prior to such acquisition, construction, development, replacement, improvement, expansion or capital contribution. For purposes of this definition, “long-term” generally refers to a period of not less than twelve months. Maintenance Capital Expenditures shall not include Expansion Capital Expenditures or Investment Capital Expenditures.
“Management Services Agreements” means, collectively, (i) the Management Services Agreement, dated as of June 24, 2015, among the Company, the Managing Member, the General Partner and SunPower Capital Services, LLC and (ii) the Management Services Agreement, dated as of June 24, 2015, among the Company, the Managing Member, the General Partner, Holdings and First Solar 8point3 Management Services, LLC.
“Managing Member” means 8point3 Energy Partners LP, a Delaware limited partnership, and its successors and permitted assigns that are admitted to the Company as the managing member of the Company, in its capacity as the managing member of the Company. The Managing Member is the sole managing member of the Company and the holder of the Managing Member Interest. For the avoidance of doubt, such Person shall be the Managing Member solely with respect to the Managing Member Interest and shall be a Non-Managing Member with respect to any Non-Managing Member Interests of such Person.
“Managing Member Interest” means the non-economic management interest of the Managing Member in the Company (in its capacity as managing member without reference to any Membership Interest), which includes any and all rights, powers and benefits to which the Managing Member is entitled as provided in this Agreement, together with all obligations of the Managing Member to comply with the terms and provisions of this Agreement. The Managing Member Interest does not include any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Company.
“MD Solar” means Maryland Solar Holdings, Inc., a Delaware corporation.
“Member” means any of the Managing Member and the Non-Managing Members; provided, however, that, for purposes of the provisions of this Agreement relating to the maintenance of Capital Accounts and the allocation of items of income, gain, loss, deduction, or credit, the term “Members” shall not include the Managing Member for so long as the Managing Member’s sole interest in the Company is a non-economic interest.
“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.
“Membership Interest” means the Managing Member Interest and any class or series of equity interest in the Company, which shall include any Non-Managing Member Interests but shall exclude any Derivative Membership Interests.
“Merger Agreement” has the meaning set forth in Section 14.1.
“Minimum Quarterly Distribution” means $0.2097 per Unit per Quarter (or with respect to periods of less than a full fiscal quarter, it means the product of $0.2097 multiplied by a fraction, of which the numerator is the number of days in such period and of which the denominator is the total number of days in such fiscal quarter), subject to adjustment in accordance with Section 6.6 and Section 6.9.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).
“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by any Liabilities either assumed by the Company upon such contribution or to which such Contributed Property is subject when contributed and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 5.3(d)) at the time such property is distributed, reduced by any Liabilities either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.
“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Company’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.3(b) and shall not include any items specially allocated under Section 6.1(c); provided, however, that the determination of the items that have been specially allocated under Section 6.1(c) shall be made without regard to any reversal of such items under Section 6.1(c)(xiii).
“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Company’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.3(b) and shall not include any items specially allocated under Section 6.1(c); provided, however, that the determination of the items that have been specially allocated under Section 6.1(c) shall be made without regard to any reversal of such items under Section 6.1(c)(xiii).
“Net Positive Adjustment” means, with respect to any Member, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Member pursuant to Book-Up Events and Book-Down Events.
“Net Termination Gain” means, for any taxable period, (a) the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.3(b)) that are recognized by the Company (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Company Group), or (b) the excess, if any, of the aggregate amount of Unrealized Gain over the aggregate amount of Unrealized Loss deemed recognized by the Company pursuant to Section 5.3(d) on the date of a Revaluation Event; provided, however, that the items included in the determination of Net Termination Gain shall not include any items of income, gain or loss specially allocated under Section 6.1(c).

“Net Termination Loss” means, for any taxable period, (a) the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.3(b)) that are recognized by the Company (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Company Group), or (b) the excess, if any, of the aggregate amount of Unrealized Loss over the aggregate amount of Unrealized Gain deemed recognized by the Company pursuant to Section 5.3(d) on the date of a Revaluation Event; provided, however, that items included in the determination of Net Termination Loss shall not include any items of income, gain or loss specially allocated under Section 6.1(c).
“Non-Managing Member” means the Sponsors, Holdings, each additional Person that becomes a Non-Managing Member pursuant to the terms of this Agreement and any Departing Managing Member upon the change of its status from Managing Member to Non-Managing Member pursuant to Section 11.3, in each case, in such Person’s capacity as a Non-Managing Member. Non-Managing Members may include custodians, nominees or any other individual or entity in its own or any representative capacity. For the avoidance of doubt, the Managing Member shall be a Non-Managing Member for all purposes of this Agreement with respect to any Non-Managing Member Interest.
“Non-Managing Member Interest” means an interest of a Non-Managing Member in the Company, which may be evidenced by Common Units or other Membership Interests (other than a Managing Member Interest) or a combination thereof (but excluding Derivative Membership Interests), and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member pursuant to the terms and provisions of this Agreement.
“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).
“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b)(1), are attributable to a Nonrecourse Liability.
“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
“Operating Expenditures” means (i) all Company Group cash expenditures (or the Company’s share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, compensation of officers and directors of the General Partner, reimbursement of expenses of the General Partner and its Affiliates, Maintenance Capital Expenditures, repayment of Working Capital Borrowings and payments made under any Hedge Contracts, and (ii) all cash expenditures of the Managing Member, including reimbursement of expenses of the General Partner and its Affiliates, other than federal income taxes payable by the Managing Member, subject to the following:
(a)    repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of Operating Surplus shall not constitute Operating Expenditures when actually repaid;
(b)    payments (including prepayments and prepayment penalties and the purchase price of indebtedness that is repurchased and cancelled) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;
(c)    Operating Expenditures shall not include (i) Expansion Capital Expenditures or Investment Capital Expenditures, (ii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (iii) distributions to Members, or (iv) repurchases of Membership Interests, including repurchases or redemptions of Membership Interests under the Exchange Agreement, other than repurchases of Membership Interests by the Company to satisfy obligations under employee benefit plans or reimbursement of expenses of the General Partner for purchases of Membership Interests by the General Partner to satisfy obligations under employee benefit plans;
(d)    (i) amounts paid in connection with the initial purchase of a Hedge Contract shall be amortized over the life of such Hedge Contract and (ii) payments made in connection with the termination of any Hedge Contract prior to its scheduled settlement or termination date shall be included in equal quarterly installments over the remaining scheduled life of such Hedge Contract; and
(e)    any expenditures made by the Company Group for which a Group Member is entitled to be reimbursed or indemnified by a Sponsor pursuant to Section 2.2, 3.1 or 3.2 of the Omnibus Agreement shall not constitute Operating Expenditures.
Where capital expenditures consist of both (y) Maintenance Capital Expenditures and (z) Expansion Capital Expenditures and/or Investment Capital Expenditures, the Board of Directors shall determine the allocation between the amounts paid for each.
“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,
(a)    the sum of (i) $45.0 million, (ii) all cash receipts of the Company Group (or the Company’s share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the IPO Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions (provided that cash receipts from the termination of a Hedge Contract prior to its scheduled settlement or termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Hedge Contract), (iii) all cash receipts of the Company Group (or the Company’s share of cash receipts in the case of Subsidiaries that are not wholly owned) resulting from dividends or distributions received after the end of such period from equity interests held by the Company in any Person other than a Subsidiary in respect of operations conducted by such Person during such period but excluding cash receipts from Interim Capital Transactions by such Persons, (iv) all cash receipts of the Company Group (or the Company’s share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings and (v) the amount of cash distributions paid in respect of the Construction Period (including incremental Incentive Distributions) on Construction Equity, less
(b)    the sum of (i) Operating Expenditures for the period beginning on the IPO Closing Date and ending on the last day of such period, (ii) the amount of cash reserves (or the Company’s share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner, the Managing Member or the boards of any Subsidiaries of the Company to provide funds for future Operating Expenditures, (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional Working Capital Borrowings and (iv) any cash loss realized on the disposition of an Investment Capital Expenditure;
provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member), cash received or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the Managing Member so determines.
Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero. Cash receipts from Investment Capital Expenditures shall be treated as cash receipts only to the extent they are a return on capital, but in no event shall a return of capital be treated as cash receipts.
“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to, or the general counsel or other inside counsel of, the Company, the Managing Member or the General Partner or any of its Affiliates) acceptable to the Managing Member or to such other person selecting such counsel or obtaining such opinion.
“Optionee” means a Person to whom a unit option is granted under any Unit Option Plan.
“Outstanding” means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding in the Register as of the date of determination; provided, that during the Distribution Forbearance Period, the Common Units and Subordinated Units owned by the Sponsors shall be deemed to not be Outstanding for purposes of Section 6.3,

Section 6.4 and Section 6.5 and for purposes of determining whether the tests set forth in the definition of Subordination Period have been met..
“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Managing Member, dated as of June 24, 2015, as the same may be amended, supplemented or restated from time to time.
“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying the Units held by the Managing Member.
“Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units, as the case may be, the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of Outstanding Units. The Percentage Interest with respect to the Managing Member Interest and the Incentive Distribution Rights shall at all times be zero.
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Plan of Conversion” has the meaning set forth in Section 14.1.
“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests and (c) when used with respect to holders of Incentive Distribution Rights, apportioned among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company, or, with respect to the fiscal quarter of the Company that includes the IPO Closing Date, the portion of such fiscal quarter from the IPO Closing Date.
“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
“Record Date” means the date established by the Managing Member or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or to vote at, any meeting of Non-Managing Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of, any lawful action of Non-Managing Members (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name any Membership Interest is registered in the Register as of the Company’s close of business on a particular Business Day.
“Register” has the meaning set forth in Section 4.5(a).
“Remaining Net Positive Adjustments” means as of the end of any taxable period, (i) with respect to the Unitholders holding Common Units or Subordinated Units, the excess of (a) the Net Positive Adjustments of the Unitholders holding Common Units or Subordinated Units as of the end of such period over (b) the sum of those Unitholders’ Share of Additional Book Basis Derivative Items for each prior taxable period, and (ii) with respect to the holders of Incentive Distribution Rights, the excess of (a) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.
“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(c).
“Reset MQD” has the meaning set forth in Section 5.12(d).
“Reset Notice” has the meaning set forth in Section 5.12(b).
“Retained Converted Subordinated Units” has the meaning set forth in Section 5.3(c)(ii).
“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Company property pursuant to Section 5.3(d).
“ROFO Agreement” means, collectively, (i) the Right of First Offer Agreement, dated as of June 24, 2015, by and between the Company and SunPower Corporation and (ii) the Right of First Offer Agreement, dated as of June 24, 2015, by and between the Company and First Solar, Inc.
“Second Liquidation Target Amount” has the meaning set forth in Section 6.1(b)(i)(E).
“Second Target Distribution” means $0.366975 per Unit per Quarter (or, with respect to periods of less than a full fiscal quarter, it means the product of $0.366975 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is the total number of days in such fiscal quarter), subject to adjustment in accordance with Section 5.12, Section 6.6 and Section 6.9.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.
“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (i) with respect to the Unitholders holding Common Units or Subordinated Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such taxable period bears to the Aggregate Remaining Net Positive Adjustments as of that time, and (ii) with respect to the Members holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Members holding the Incentive Distribution Rights as of the end of such taxable period bear to the Aggregate Remaining Net Positive Adjustments as of that time.
“Special Approval” means approval by a majority of the members of the Conflicts Committee.
“Sponsor” or “Sponsors” means SunPower and First Solar, individually or collectively, as applicable.
“Subordinated Unit” means a Membership Interest having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term “Subordinated Unit” does not include a Common Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.
“Subordination Period” means the period commencing on the IPO Closing Date and ending on the first to occur of the following dates:
(a)    the first Business Day following the distribution of Available Cash to Members pursuant to Section 6.3(a) in respect of any Quarter beginning with the Quarter ending on August 31, 2018, in respect of which (i)(A) aggregate distributions of Available Cash from Operating Surplus on the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on such Outstanding Common Units, Subordinated Units and other Outstanding Units, in each case in respect of such periods and (B) the Adjusted Operating Surplus for each of such periods equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and other Units that are senior or equal in right of distribution to the Subordinated Units and in each case that were Outstanding during such period on a Fully Diluted Weighted Average Basis, and (ii) there are no Cumulative Common Unit Arrearages; and
(b)    the first Business Day following the distribution of Available Cash to Members pursuant to Section 6.3(a) in respect of any Quarter beginning with the Quarter ending on August 31, 2016 in respect of which (i)(A) aggregate distributions of Available Cash from Operating Surplus on the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to the four consecutive-Quarter period immediately preceding such date equaled or exceeded 150% of the Minimum Quarterly Distribution on all of such Outstanding Common Units, Subordinated Units and other Outstanding Units, in each case in respect of such period, and (B) the Adjusted Operating Surplus for such period equaled or exceeded 150% of the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and other Units that are senior or equal in right of distribution to the Subordinated Units, in each case that were Outstanding during such period on a Fully Diluted Weighted Average Basis and (ii) there are no Cumulative Common Unit Arrearages.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary (as defined, but excluding subsection (d) of this definition) of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, controls such partnership on the date of determination; (c) any other Person in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person; or (d) any other Person formed by such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, and a third party investor in order to utilize various federal income tax incentives for the development of solar or other renewable projects that meet the following criteria: (i) such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, has less than a majority ownership interest in such other Person or less than the power to elect or direct the election of a majority of the directors or other governing body of such other Person; (ii) such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, has, directly or indirectly, at the date of determination, at least a 49% ownership interest in such other Person; (iii) the Partnership accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis; (iv) such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, has, directly or indirectly, material negative control rights regarding such other Person, including such Person’s ability to materially expand its operations beyond that contemplated at the date of investment in such other Person; and (v) such other Person is obligated under its constituent documents or as a result of unanimous agreement of its owners, to distribute to its owners all of its distributable cash on at least a semiannual basis (less any cash reserves that are approved by such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof).
“SunPower” means SunPower YC Holdings, LLC, a Delaware limited liability company.
“Surviving Business Entity” has the meaning set forth in Section 14.2(b)(ii).
“Target Distributions” means, collectively, the Minimum Quarterly Distribution, the First Target Distribution, Second Target Distribution and Third Target Distribution.
“Third Target Distribution” means $0.4194 per Unit per Quarter (or, with respect to periods of less than a full fiscal quarter, it means the product of $0.4194 multiplied by a fraction, of which the numerator is equal to the number of days in such period and of which the denominator is the total number of days in such fiscal quarter), subject to adjustment in accordance with Sections 5.12, 6.6 and 6.9.
“Trading Day” means a day on which the principal National Securities Exchange on which the Class A Shares or the referenced Membership Interests of any class are listed or admitted for trading is open for the transaction of business or, if such Class A Shares or such Membership Interests are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.
“Transaction Documents” has the meaning set forth in Section 7.1(b).
“transfer” has the meaning set forth in Section 4.4(a).
“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
“Underwriters’ Option” means the option to purchase additional Class A Shares granted to the IPO Underwriters by the Managing Member pursuant to the Underwriting Agreement.
“Underwriting Agreement” means the Underwriting Agreement, dated as of June 18, 2015, among the IPO Underwriters, the Managing Member, the General Partner and Holdings, providing for the purchase of Class A Shares by the IPO Underwriters.
“Unit” means a Membership Interest that is designated by the Managing Member as a “Unit” and shall include Common Units and Subordinated Units but shall not include Incentive Distribution Rights.
“Unit Majority” means (i) during the Subordination Period, a majority of the Outstanding Common Units (excluding Common Units whose voting power is, with respect to the subject vote, controlled by the General Partner or its Affiliates, other than the Managing Member, through ownership or otherwise), voting as a class, and a majority of the Outstanding Subordinated Units, voting as a class, and (ii) after the end of the Subordination Period, a majority of the Outstanding Common Units.
“Unit Option Plan” means any unit option plan now or hereafter adopted by the Company, the Managing Member or the General Partner.
“Unitholders” means the Record Holders of Units.
“Unpaid MQD” has the meaning set forth in Section 6.1(b)(i)(B).
“Unrealized Gain” means, as of any date of determination, the excess, if any, attributable to any item of Company property, of (a) the fair market value of such property as of such date (as determined under Section 5.3(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date).
“Unrealized Loss” means, as of any date of determination, the excess, if any, attributable to any item of Company property, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.3(d)).
“Unrecovered Initial Unit Price” means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Company theretofore made in respect of an Initial Common Unit, adjusted as the Managing Member determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.
“Unrestricted Person” means (a) each Indemnitee, (b) each Member, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a Managing Member or any Departing Managing Member or any Affiliate of any Group Member, a Managing Member or any Departing Managing Member and (d) any Person the Managing Member designates from time to time as an “Unrestricted Person” for purposes of this Agreement.
“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.
“Working Capital Borrowings” means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to the Members; provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.
Section 1.2    Construction.  Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) references to Articles and Sections refer to Articles and Sections of this Agreement; (iii) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (iv) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the Managing Member and any action taken pursuant thereto and any determination made by the Managing Member in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

ARTICLE II
ORGANIZATION
Section 2.1    Formation.  SunPower has formed the Company as a limited liability company pursuant to the provisions of the Delaware Act and hereby amends and restates the original Limited Liability Company Agreement of 8point3 Operating Company, LLC in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act.
Section 2.2    Name.  The name of the Company shall be “8point3 Operating Company, LLC”. Subject to applicable law, the Company’s business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member. The words “limited liability company,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time and shall notify the Non-Managing Members of such change in the next regular communication to the Members.
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.  Unless and until changed by the Managing Member, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 77 Rio Robles, San Jose, California 95134 or such place as the Managing Member may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate. The address of the Managing Member shall be 77 Rio Robles, San Jose, California 95134 or such other place as the Managing Member may from time to time designate.
Section 2.4    Purpose and Business.  The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing Member and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the Managing Member shall not cause the Company to engage, directly or indirectly, in any business activity that the Managing Member determines would be reasonably likely to cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The Managing Member has no obligation or duty (including any fiduciary duty) to the Company or the Members to propose or approve, and may decline to propose or approve, the conduct by the Company of any business in its sole discretion.
Section 2.5    Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.
Section 2.6    Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.
Section 2.7    Title to Company Assets.  Title to the assets of the Company, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. Title to any or all assets of the Company may be held in the name of the Company, the Managing Member, one or more of its Affiliates or one or more nominees of the Managing Member or its Affiliates, as the Managing Member may determine. The Managing Member hereby declares and warrants that any assets of the Company for which record title is held in the name of the Managing Member or one or more of its Affiliates or one or more nominees of the Managing Member or its Affiliates shall be held by the Managing Member or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor Managing Member. All assets of the Company shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such assets of the Company is held.
ARTICLE III
RIGHTS OF MEMBERS
Section 3.1    Limitation of Liability.  The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
Section 3.2    Management of Business.  Other than the Managing Member, no Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

Section 3.3    Outside Activities of Members. Subject to the provisions of Section 7.6 and the ROFO Agreement, each Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Member.
Section 3.4    Rights of Members.
(a)    Each Member shall have the right, upon written request and at such Member’s own expense to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto.
(b)    Each of the Members and each other Person or Group who acquires an interest in Membership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Members to receive any information either pursuant to Section 18-305(a) of the Delaware Act or otherwise except for the right to obtain a copy of this Agreement and the Certificate of Formation set forth in Section 3.4(a).
ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS
Section 4.1    Certificates.  Owners of Membership Interests and, where appropriate, Derivative Membership Interests, shall be recorded in the Register and, when deemed appropriate by the Board of Directors, ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Register. Notwithstanding anything to the contrary in this Agreement, unless the Managing Member shall determine otherwise in respect of some or all of any or all classes of Membership Interests and Derivative Membership Interests, Membership Interests and Derivative Membership Interests shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Membership by the Chief Executive Officer, President, Chief Financial Officer or any Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the General Partner. The signatures of such officers upon a certificate may, to the extent permitted by law, be facsimiles. In case any officer who has signed or whose signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance. If Common Units are evidenced by Certificates, on or after the date on which Subordinated Units are converted into Common Units pursuant to the terms of Section 5.5, the Record Holders of such Subordinated Units (i) if the Subordinated Units are evidenced by Certificates, may exchange such Certificates for Certificates evidencing the Common Units into which such Record Holder’s Subordinated Units converted, or (ii) if the Subordinated Units are not evidenced by Certificates, shall be issued Certificates evidencing the Common Units into which such Record Holders’ Subordinated Units converted. With respect to any Membership Interests that are represented by physical certificates, the Managing Member may determine that such Membership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Membership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Membership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled. The Managing Member shall have the power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration or replacement of Certificates.
Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.
(a)    If any mutilated Certificate is surrendered to the Company, the appropriate officers of the General Partner on behalf of the Company shall execute and deliver in exchange therefor, a new Certificate evidencing the same number and type of Membership Interests or Derivative Membership Interests as the Certificate so surrendered.
(b)    The appropriate officers of the General Partner, on behalf of the Company, shall execute and deliver a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:
(i)    makes proof by affidavit, in form and substance satisfactory to the Managing Member, that a previously issued Certificate has been lost, destroyed or stolen;
(ii)    requests the issuance of a new Certificate before the Managing Member has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(iii)    if requested by the Managing Member, delivers to the Managing Member a bond, in form and substance satisfactory to the Managing Member, with surety or sureties and with fixed or open penalty as the Managing Member may direct to indemnify the Company, the Members and the Managing Member against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and
(iv)    satisfies any other reasonable requirements imposed by the Managing Member.
If a Member fails to notify the Managing Member within a reasonable period of time after such Member has notice of the loss, destruction or theft of a Certificate, and a transfer of the Non-Managing Member Interests represented by the Certificate is registered before the Company or the Managing Member receives such notification, to the fullest extent permitted by law, the Member shall be precluded from making any claim against the Company or the Managing Member for such transfer or for a new Certificate.
(c)    As a condition to the issuance of any new Certificate under this Section 4.2, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses reasonably connected therewith.
Section 4.3    Record Holders.  The names and addresses of Unitholders as they appear in the Register shall be the official list of Record Holders of the Membership Interests for all purposes.

The Company and the Managing Member shall be entitled to recognize the Record Holder as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person or Group, regardless of whether the Company or the Managing Member shall have actual or other notice thereof, except as otherwise provided by law. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring and/or holding Membership Interests, as between the Company on the one hand, and such other Person or Group on the other, such representative Person shall be the Member with respect to such Membership Interest upon becoming the Record Holder in accordance with Section 10.1(b) and have the rights and obligations of a Member hereunder as, and to the extent, provided herein, including Section 10.1(c).
Section 4.4    Transfer Generally.
(a)    The term “transfer,” when used in this Agreement with respect to a Membership Interest, shall mean a transaction by which the holder of a Membership Interest assigns all or any part of such Membership Interest to another Person who is or becomes a Member as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise (but not the pledge, grant of security interest, encumbrance, hypothecation or mortgage), including any transfer upon foreclosure or other exercise of remedies of any pledge, security interest, encumbrance, hypothecation or mortgage.
(b)    No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be null and void.
(c)    Except as provided in Sections 4.2(a), nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the Managing Member or any Non-Managing Member of any or all of such Person’s shares of stock, membership interests, partnership interests or other ownership interests in the Managing Member or such Non-Managing Member and the term “transfer” shall not include any such disposition.
Section 4.5    Registration and Transfer of Non-Managing Member Interests.
(a)    The Managing Member shall keep one or more registers in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the registration and transfer of Non-Managing Member Interests, and any Derivative Membership Interests as applicable, shall be recorded (the “Register”).
(b)    The Managing Member shall not recognize any transfer of Non-Managing Member Interests evidenced by Certificates until the Certificates evidencing such Non-Managing Member Interests are surrendered for registration of transfer. No charge shall be imposed by the Managing Member for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses reasonably connected therewith. Upon surrender of a Certificate for registration of transfer of any Non-Managing Member Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the General Partner on behalf of the Company shall execute and deliver in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Non-Managing Member Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Register.
(c)    Upon the receipt by the Managing Member of proper transfer instructions from the Record Holder of uncertificated Membership Interests, such transfer shall be recorded in the Register.
(d)    By acceptance of any Non-Managing Member Interests pursuant to a transfer in accordance with this Article IV, each transferee of Non-Managing Member Interests (including any nominee, or agent or representative acquiring such Non-Managing Member Interests for the account of another Person or Group) shall be admitted as a Member pursuant to the provisions of Section 10.1(b).
(e)    Subject to (i) the provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) with respect to any class or series of Non-Managing Member Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Non-Managing Member and (vi) provisions of applicable law, including the Securities Act, Non-Managing Member Interests shall be freely transferable.
Section 4.6    Transfer of the Managing Member’s Managing Member Interest.
(a)    Subject to Section 4.6(b), the Managing Member may transfer all or any part of its Managing Member Interest without Unitholder approval or the approval of any other Person.
(b)    Notwithstanding anything herein to the contrary, no transfer by the Managing Member of all or any part of its Managing Member Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Managing Member under this Agreement and to be bound by the provisions of this Agreement, (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Non-Managing Member under the Delaware Act or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the Managing Member as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Company as the Managing Member effective immediately prior to the transfer of the Managing Member Interest, and the business of the Company shall continue without dissolution.
Section 4.7    Restrictions on Transfers.
(a)    Notwithstanding the other provisions of this Article IV, (i) no transfer (which, for purposes of subclause (D) hereof, includes any indirect transfer of such Membership Interest to the extent such indirect transfer could result in a transfer of a Membership Interest for purposes of Code Section 708) of any Membership Interests shall be made if such transfer would (A) violate the then-applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (B) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation; (C) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); or (D) result in a termination of the Company under Code Section 708 unless, prior to such transfer, the transferring Member agrees to indemnify the Company and the other Members for any adverse tax consequences caused as a result of such termination and (ii) any transfer of a Membership Interest to a Disqualified Person will be void ab initio.
(b)    The Managing Member may impose restrictions on the transfer of Membership Interests, including by requiring the Managing Member’s prior written consent for any transfer (which consent may be withheld in the discretion of the Managing Member), if it receives written advice of counsel that such restrictions are necessary or advisable to (i) avoid a significant risk of the Company’s becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (ii) preserve the uniformity of the Non-Managing Member Interests (or any class or classes thereof). The Managing Member may impose such restrictions by amending this Agreement.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS
Section 5.1    Organizational Contributions.  In connection with the formation of the Company under the Delaware Act, SunPower made an initial Capital Contribution to the Company in the amount of $1,000. As of the IPO Closing Date, the interest of SunPower shall be redeemed and the initial Capital Contribution of SunPower shall be refunded, and all interest or other profit that may have resulted from the investment or other use of such initial Capital Contribution shall be allocated and distributed to SunPower.

(d)    Prior to the IPO Closing Date, SunPower contributed assets to the Company with respect to its 100% ownership interest in the Company.
(e)    On the IPO Closing Date, the Managing Member contributed to the Company $393,750,000.00 in exchange for 20,000,000 Common Units and the Managing Member Interest.
(f)    On the IPO Closing Date, all of the Incentive Distribution Rights of the Company were issued to Holdings.
(g)    On the IPO Closing Date, First Solar contributed assets to the Company in exchange for (i) 5,420,815 Common Units (of which 760,078 were issued to MD Solar and 4,660,737 were issued to First Solar Holdings), (ii) 15,395,115 Subordinated Units (of which 2,158,622 were issued to MD Solar and 13,236,493 were issued to First Solar Holdings), (iii) $283,726,174.76 in cash (of which $39,782,592.55 was paid to MD Solar and $243,943,582.21 was paid to First Solar Holdings) and (iv) the right to receive one-half of the Deferred Issuance and Distribution.
(h)    On the IPO Closing Date, the equity interest in the Company held by SunPower described above was recapitalized as (i) 7,079,185 Common Units, (ii) 20,104,885 Subordinated Units, (iii) $370,525,475.24 in cash and (iv) the right to receive one-half of the Deferred Issuance and Distribution.
(i)    Upon any exercise of the Underwriters Option by the IPO Underwriters, the Managing Member will contribute the net cash proceeds from such offering to the Company in exchange for an additional number of Common Units equal to the number of Class A Shares purchased by the IPO Underwriters pursuant to the Underwriters’ Option.
(j)    No Non-Managing Member Interests will be issued or issuable as of, at, or in connection with the IPO Closing Date other than (i) the Common Units issued to the Managing Member under Section 5.1(b) and Section 5.1(f), (ii) the Incentive Distribution Rights issued to Holdings under Section 5.1(c), (iii) the Common Units and Subordinated Units issued to First Solar under Section 5.1(d), and (iv) the Common Units and Subordinated Units issued to SunPower under Section 5.1(e). Neither the Managing Member nor any Non-Managing Member will be required to make any additional Capital Contribution to the Company pursuant to this Agreement.
Section 5.2    Interest and Withdrawal. No interest shall be paid by the Company on Capital Contributions. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 5.3    Capital Accounts.
(d)    (i) The Company shall maintain for each Member (or a beneficial owner of Membership Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such beneficial owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Managing Member) owning a Membership Interest a separate Capital Account with respect to such Membership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The Capital Account shall in respect of each such Membership Interest be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Membership Interest (including the amount paid to the Company for any Noncompensatory Option) and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 5.3(b) and allocated with respect to such Membership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Membership Interest and (y) all items of Company deduction and loss computed in accordance with Section 5.3(b) and allocated with respect to such Membership Interest pursuant to Section 6.1.
(ii) The initial Capital Account balance of each Member on the IPO Closing Date is shown on Schedule 5.3(a).
(e)    For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
(i)    Solely for purposes of this Section 5.3, the Managing Member in its discretion may treat the Company as owning directly its share (as determined by the Managing Member based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.
(ii)    All fees and other expenses incurred by the Company to promote the sale of (or to sell) a Membership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 6.1.

(iii)    The computation of all items of income, gain, loss and deduction shall be made (x) except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), without regard to any election under Section 754 of the Code that may be made by the Company and (y) as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.
(iv)    To the extent an adjustment to the adjusted basis of any Company asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.
(v)    In the event the Carrying Value of Company property is adjusted pursuant to Section 5.3(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.
(vi)    Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.
(vii)    In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.3(d) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.
(viii)    The Gross Liability Value of each Liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Company) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Company).

(a)    (i) Except as otherwise provided in this Section 5.3(c), a transferee of a Membership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred.
(i)    Immediately prior to the transfer of a Subordinated Unit or of a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.5 by a holder thereof (other than a transfer to an Affiliate unless the Managing Member elects to have this subparagraph 5.3(c)(ii) apply), the Capital Account maintained for such Person with respect to its Subordinated Units or converted Subordinated Units will (A) first, be allocated to the Subordinated Units or converted Subordinated Units to be transferred in an amount equal to the product of (x) the number of such Subordinated Units or converted Subordinated Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any converted Subordinated Units (“Retained Converted Subordinated Units”) or Subordinated Units.
(ii)    Immediately prior to the transfer of an IDR Reset Common Unit by a holder thereof (other than a transfer to an Affiliate unless the Managing Member elects to have this subparagraph (iii) apply), the Capital Account maintained for such Person with respect to its IDR Reset Common Units will (A) first, be allocated to the IDR Reset Common Units to be transferred in an amount equal to the product of (x) the number of such IDR Reset Common Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any IDR Reset Common Units.
(b)    (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of any Membership Interests for cash or Contributed Property, the issuance of Membership Interests as consideration for the provision of services, the issuance of IDR Reset Common Units pursuant to Section 5.12, or the conversion of the Managing Member’s Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of each Member and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property; provided, however, that in the event of an issuance of Membership Interests for a de minimis amount of cash or Contributed Property, or in the event of an issuance of a de minimis amount of Membership Interests as consideration for the provision of services, the Managing Member may determine that such adjustments are unnecessary for the proper administration of the Company. If upon the occurrence of a Revaluation Event described in this Section 5.3(d), a Noncompensatory Option of the Company is outstanding, the Company shall adjust the Carrying Value of each Company property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Company property (including cash or cash equivalents) immediately prior to the issuance of additional Membership Interests (or, in the case of an issuance of a Noncompensatory Option, immediately after such issuance if required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the Managing Member using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the Managing Member may first determine an aggregate value for the assets of the Company that takes into account the current trading price of the Class A Shares, the fair market value of the Membership Interests at such time and the amount of Company Liabilities. The Managing Member may allocate such aggregate value among the individual properties of the Company (in such manner as it determines appropriate). Absent a contrary determination by the Managing Member, the aggregate fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.
(i)    In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Membership Interest), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Company property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a distribution that is not made pursuant to Section 12.4, be determined in the same manner as that provided in Section 5.3(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.
Section 5.4    Issuances of Additional Membership Interests.
(a)    The Company may issue additional Membership Interests and Derivative Membership Interests for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of any Non-Managing Members.
(b)    Each additional Membership Interest authorized to be issued by the Company pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by the Managing Member, including (i) the right to share in Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Membership Interest (including sinking fund provision); (v) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Membership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Membership Interest; and (viii) the right, if any, of each such Membership Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Membership Interest.
(c)    The Managing Member shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Membership Interests and Derivative Membership Interests pursuant to this Section 5.4, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) the issuance of Common Units pursuant to Section 5.12, (iv) reflecting admission of such additional Non-Managing Members in the Register as the Record Holders of such Non-Managing Member Interests and (v) all additional issuances of Membership Interests and Derivative Membership Interests. The Managing Member shall determine the relative rights, powers and duties of the holders of the Units or other Membership Interests or Derivative Membership Interests being so issued. The Managing Member shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Membership Interests or Derivative Membership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Class A Shares or other Membership Interests are listed or admitted to trading.
(d)    No additional Common Units shall be issued to the Managing Member unless (i) the additional Common Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests in the Common Units, (ii) (a) the additional Common Units are Common Units issued in connection with an issuance of Class A Shares and (b) the Managing Member contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such Class A Shares, (iii) the additional Common Units are issued upon the conversion, redemption or exchange of other securities issued by the Company or (iv) the additional Common Units are issued pursuant to Section 5.6.
(e)    No fractional Units shall be issued by the Company.
Section 5.5    Conversion of Subordinated Units.
(a)    All of the Subordinated Units shall convert into Common Units on a one-for-one basis on the expiration of the Subordination Period.
(b)    A Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.7.

Section 5.6    Issuances of Securities by the Managing Member. The Managing Member shall not issue any additional Class A Shares unless the Managing Member contributes the cash proceeds or other consideration received from the issuance of such additional Class A Shares in exchange for an equivalent number of Common Units; provided, however, that notwithstanding the foregoing, the Managing Member may issue Class A Shares (a) pursuant to the Exchange Agreement or (b) pursuant to a distribution (including any split or combination) of Class A Shares to all of the holders of Class A Shares. In the event that the Managing Member issues any additional Class A Shares and contributes the cash proceeds or other consideration received from the issuance thereof to the Company, the Company is authorized to issue a number of Common Units equal to the number of Class A Shares so issued without any further act, approval or vote of any Member or any other Persons.
Section 5.7    Limited Preemptive Right.  Except as provided in this Section 5.7 and in Section 5.12 or as otherwise provided in a separate agreement by the Company, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Membership Interest, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Membership Interests from the Company whenever, and on the same terms that, the Company issues Membership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Membership Interests. The determination of the General Partner to exercise (or refrain from exercising) its right pursuant to the immediately preceding sentence shall be a determination made in its individual capacity. In the event of a Sponsor’s exercise of the rights under this Section 5.7 to acquire additional Common Units, the Managing Member shall issue a number of Class B Shares equal to the number of Common Units to such exercising Sponsor.
Section 5.8    Splits and Combinations.
(a)    Subject to Sections 5.8(d), 6.6 and 6.9 (dealing with adjustments of distribution levels), the Company may make a Pro Rata distribution of Membership Interests to all Record Holders or may effect a subdivision or combination of Membership Interests so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units are proportionately adjusted, provided, however, that the Company may not effect a subdivision or combination of Membership Interests described in this Section 5.8(a) unless the Managing Member also effects an equivalent subdivision or combination, as determined by the Managing Member.
(b)    Whenever such a distribution, subdivision or combination of Membership Interests is declared, the Managing Member shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Membership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
(c)    Promptly following any such distribution, subdivision or combination, the Managing Member may issue Certificates or uncertificated Membership Interests to the Record Holders of Membership Interests as of the applicable Record Date representing the new number of Membership Interests held by such Record Holders, or the Managing Member may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Membership Interests Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of Membership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
(d)    The Company shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(e) and this Section 5.8(d), each fractional Unit shall be rounded to the nearest whole Unit (with fractional Units equal to or greater than a 0.5 Unit being rounded to the next higher Unit).
Section 5.9    Redemption, Repurchase or Forfeiture of Class A Shares. If, at any time, any Class A Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement) by the Managing Member, then, immediately prior to such redemption, repurchase or acquisition of Class A Shares, the Company shall redeem a number of Common Units held by the Managing Member equal to the number of Class A Shares so redeemed, repurchased or acquired, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Common Unit as such Class A Shares that are redeemed, repurchased or acquired.
Section 5.10    Issuance of Class B Shares. In the event that the Company issues Common Units or Subordinated Units to, or cancels Common Units or Subordinated Units held by, any Person other than the Managing Member, the Managing Member shall issue Class B Shares to such Person or cancel Class B Shares held by such Person such that the number of Class B Shares held by such Person is equal to the number of Common Units and Subordinated Units held by such Person.
Section 5.11    Fully Paid and Non-Assessable Nature of Non-Managing Member Interests.  All Non-Managing Member Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Non-Managing Member Interests in the Company, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Act.

Section 5.12    Issuance of Common Units in Connection with Reset of Incentive Distribution Rights.
(a)    Subject to the provisions of this Section 5.12, the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right, at any time when there are no Subordinated Units Outstanding and the Company has made a distribution pursuant to Section 6.4(b)(v) for each of the four most recently completed Quarters and the aggregate amounts distributed in respect of such four-Quarter period did not exceed Adjusted Operating Surplus for such four-Quarter period, to make an election (the “IDR Reset Election”) to cause the Target Distributions to be reset in accordance with the provisions of Section 5.12(d) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive their respective share of a number of Common Units (the “IDR Reset Common Units”) derived by dividing (i) the average amount of cash distributions made by the Company for the two full Quarters immediately preceding the giving of the Reset Notice (as defined in Section 5.12(b)) in respect of the Incentive Distribution Rights by (ii) the average of the cash distributions made by the Company in respect of each Common Unit for the two full Quarters immediately preceding the giving of the Reset Notice (the number of Common Units determined by such quotient is referred to herein as the “Aggregate Quantity of IDR Reset Common Units”). If at the time of any IDR Reset Election Holdings and its Affiliates are not the holders of a majority interest of the Incentive Distribution Rights, then the IDR Reset Election shall be subject to the prior written concurrence of the Managing Member that the conditions described in the immediately preceding sentence have been satisfied. The making of the IDR Reset Election in the manner specified in this Section 5.12 shall cause the Target Distributions to be reset in accordance with the provisions of Section 5.12(d) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive IDR Reset Common Units on the basis specified above, without any further approval required by the Managing Member or the Unitholders other than as set forth in this Section 5.12(a), at the time specified in Section 5.12(c).
(b)    To exercise the right specified in Section 5.12(a), the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall deliver a written notice (the “Reset Notice”) to the Company. Within 10 Business Days after the receipt by the Company of such Reset Notice, the Company shall deliver a written notice to the holder or holders of the Incentive Distribution Rights of the Company’s determination of the Aggregate Quantity of IDR Reset Common Units that each holder of Incentive Distribution Rights will be entitled to receive.
(c)    The holder or holders of the Incentive Distribution Rights will be entitled to receive the Aggregate Quantity of IDR Reset Common Units on the 15th Business Day after receipt by the Company of the Reset Notice.

(d)    The Target Distributions, shall be adjusted at the time of the issuance of IDR Reset Common Units pursuant to this Section 5.12 such that (i) the Minimum Quarterly Distribution shall be reset to equal the average cash distribution amount per Common Unit for the two Quarters immediately prior to the Company’s receipt of the Reset Notice (the “Reset MQD”), (ii) the First Target Distribution shall be reset to equal 150% of the Reset MQD, (iii) the Second Target Distribution shall be reset to equal 175% of the Reset MQD and (iv) the Third Target Distribution shall be reset to equal 200% of the Reset MQD.
(e)    Upon the issuance of IDR Reset Common Units pursuant to Section 5.12(a), the Capital Account maintained with respect to the Incentive Distribution Rights will (i) first, be allocated to IDR Reset Common Units in an amount equal to the product of (A) the Aggregate Quantity of IDR Reset Common Units and (B) the Per Unit Capital Amount for an Initial Common Unit, and (ii) second, as to any remaining balance in such Capital Account, will be retained by the holder of the Incentive Distribution Rights. If there is not sufficient capital associated with the Incentive Distribution Rights to allocate the full Per Unit Capital Amount for an Initial Common Unit to the IDR Reset Common Units in accordance with clause (i) of this Section 5.12(e), the IDR Reset Common Units shall be subject to Sections 6.1(c)(x)(B) and (C).
Section 5.13    Unit Option Plans.
(a)    If at any time or from time to time, in connection with any Unit Option Plan, an option to purchase Class A Shares granted to a Person other than a Company Employee is duly exercised:
(i)    The Managing Member, shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to the Managing Member by such exercising party in connection with the exercise of such unit option.
(ii)    Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 5.13(a)(i), the Managing Member shall be deemed to have contributed to the Managing Member as a Capital Contribution an amount equal to the Current Market Price of a Class A Share as of the date of exercise multiplied by the number of Class A Shares then being issued in connection with the exercise of such unit option. In exchange for such Capital Contribution, the Company shall issue a number of Common Units to the Managing Member equal to the number of Class A Shares issued in connection with the exercise of such unit option.
(b)    If at any time or from time to time, in connection with any Unit Option Plan, an option to purchase Class A Shares granted to a Company Employee is duly exercised:
(i)    The Managing Member shall sell to the Company, and the Company shall purchase from the Managing Member, the number of Class A Shares as to which such unit option is being exercised. The purchase price per Class A Share for such sale of Class A Shares to the Company shall be the Current Market Price of a Class A Share as of the date of exercise of such unit option.
(ii)    The Company shall sell to the Optionee (or if the Optionee is an employee of a Group Member other than the Company, the Company shall sell to such Group Member, which in turn shall sell to the Optionee), for a cash price per share equal to the Current Market Price of a Class A Share at the time of the exercise, the number of Class A Shares equal to (a) the exercise price paid to the Managing Member by the exercising party in connection with the exercise of such unit option divided by (b) the Current Market Price of a Class A Share at the time of such exercise.
(iii)    The Company shall transfer to the Optionee (or if the Optionee is an employee of another Group Member, the Company shall transfer to such Group Member, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of Class A Shares equal to the number of Class A Shares described in Section 5.13(b)(i) less the number of Class A Shares described in Section 5.13(b)(ii) hereof.
(iv)    The Managing Member shall, as soon as practicable after such exercise, make a Capital Contribution to the Company of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Managing Member in connection with the exercise of such unit option. In exchange for such Capital Contribution, the Company shall issue a number of Common Units to the Managing Member equal to the number of Class A Shares issued in connection with the exercise of such unit option.
(c)    Restricted Units Granted to Company Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Unit Option Plan), any Class A Shares are issued to a Company Employee (including any Class A Shares that are subject to forfeiture in the event such Company Employee terminates his employment by the Company or another Group Member) in consideration for services performed for the Company or such other Group Member:
(i)    The Managing Member shall issue such number of Class A Shares as are to be issued to the Company Employee in accordance with the Equity Plan;
(ii)    The following events will be deemed to have occurred: (a) the Managing Member shall be deemed to have sold such Class A Shares to the Company (or if the Company Employee is an employee or other service provider of another Group Member, to such Group Member) for a purchase price equal to the Current Market Price of such Class A Shares, (b) the Company (or such Group Member) shall be deemed to have delivered the Class A Shares to the Company Employee, (c) the Managing Member shall be deemed to have contributed the purchase price to the Company as a Capital Contribution, and (d) in the case where the Company

Employee is an employee of another Group Member, the Company shall be deemed to have contributed such amount to the capital of such Group Member; and
(iii)    The Company shall issue to the Managing Member a number of Common Units equal to the number of newly issued Class A Shares in consideration for a deemed Capital Contribution in an amount equal to (x) the number of newly issued Common Units, multiplied by the Current Market Price of a Class A Share at such time.
(d)    Restricted Units Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Unit Option Plan), any Class A Shares are issued to a Person other than a Company Employee in consideration for services performed for Managing Member, the General Partner or a Group Member:
(i)    The Managing Member shall issue such number of Class A Shares as are to be issued to such Person in accordance with the Equity Plan; and
(ii)    The Managing Member shall be deemed to have contributed the Current Market Price of such Class A Shares to the Company as a Capital Contribution, and the Company shall issue to the Managing Member a number of newly issued Common Units equal to the number of newly issued Class A Shares divided.
(e)    Nothing in this Agreement shall be construed or applied to preclude or restrain the Managing Member or the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Managing Member, the Company or the General Partner or any of their Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Managing Member or the General Partner, amendments to this Section 5.13 may become necessary or advisable and that any approval or consent to any such amendments requested by the Managing Member shall be deemed granted.
(f)    The Company is expressly authorized to issue Common Units in the numbers specified in this Section 5.13 without any further act, approval or vote of any Member or any other Persons.
ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS
Section 6.1    Allocations for Capital Account Purposes.  For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss, deduction, and credit (computed in accordance with Section 5.3(b)) for each taxable period shall be allocated among the Members as provided herein below.

(a)    Net Income and Net Loss. After giving effect to the special allocations set forth in Section 6.1(c), Net Income and Net Loss for each taxable period and all items of income, gain, loss, deduction, and credit taken into account in computing Net Income and Net Loss for such taxable period shall be allocated as follows:
(i)    Net Income. Net Income for each taxable period and all items of income, gain, loss, deduction, and credit taken into account in computing Net Income for such taxable period shall be allocated as follows:
(A)    First, to the Managing Member until the aggregate of the Net Income allocated to the Managing Member pursuant to this Section 6.1(a)(i)(A) and the Net Termination Gain allocated to the Managing Member pursuant to Section 6.1(b)(i)(A) or Section 6.1(b)(iv)(A) for the current and all previous taxable periods is equal to the aggregate Net Losses allocated to the Managing Member pursuant to Section 6.1(a)(ii)(B) for all previous taxable periods and the Net Termination Loss allocated to the Managing Member pursuant to Section 6.1(b)(ii)(C) or Section 6.1(b)(iii)(C) for the current and all previous taxable periods; and
(B)    The balance, if any, to all Unitholders, Pro Rata.
(ii)    Net Loss. Net Loss for each taxable period and all items of income, gain, loss, deduction, and credit taken into account in computing Net Loss for such taxable period shall be allocated as follows:
(A)    First, to the Unitholders, Pro Rata; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(a)(ii)(A) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account); and
(B)    The balance, if any, to the Managing Member.
(b)    Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(c), Net Termination Gain or Net Termination Loss (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss) for such taxable period shall be allocated in the manner set forth in this Section 6.1(b). All allocations under this Section 6.1(b) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(b), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.
(i)    Except as provided in Section 6.1(b)(iv) and Section 6.1(b)(v), and subject to the provisions set forth in the last sentence of this Section 6.1(b)(i), Net

Termination Gain (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated in the following order and priority:
(C)    First, to each Member having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Members, until each such Member has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;
(D)    Second, to all Unitholders holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) or Section 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter referred to as the “Unpaid MQD”) and (3) any then-existing Cumulative Common Unit Arrearage;
(E)    Third, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit into a Common Unit, to all Unitholders holding Subordinated Units, Pro Rata, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Initial Unit Price, determined for the taxable period (or portion thereof) to which this allocation of gain relates, and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(iii) with respect to such Subordinated Unit for such Quarter;
(F)    Fourth, to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, (3) any then-existing Cumulative Common Unit Arrearage, and (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter after the IPO Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(iv) and Section 6.4(b)(ii) for such period (the sum of (1), (2), (3) and (4) is hereinafter referred to as the “First Liquidation Target Amount”);
(G)    Fifth, 15% to the holders of the Incentive Distribution Rights, Pro Rata, and 85% to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, and (2) the excess of (aa) the Second

Target Distribution less the First Target Distribution for each Quarter after the IPO Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(v) and Section 6.4(b)(iii) for such period (the sum of (1) and (2) is hereinafter referred to as the “Second Liquidation Target Amount”);
(H)    Sixth, 25% to the holders of the Incentive Distribution Rights, Pro Rata, and 75% to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter after the IPO Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(vi) and Section 6.4(b)(iv) for such period; and
(I)    Finally, 50% to the holders of the Incentive Distribution Rights, Pro Rata, and 50% to all Unitholders, Pro Rata.
Notwithstanding the foregoing provisions in this Section 6.1(b)(i), the Managing Member may adjust the amount of any Net Termination Gain arising in connection with a Revaluation Event that is allocated to the holders of Incentive Distribution Rights in a manner that will result (i) in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value and (ii) to the greatest extent possible, the Capital Account with respect to the Incentive Distribution Rights that are Outstanding prior to such Revaluation Event being equal to the amount of Net Termination Gain that would be allocated to the holders of the Incentive Distribution Rights pursuant to this Section 6.1(b)(i) if the Capital Accounts with respect to all Membership Interests that were Outstanding immediately prior to such Revaluation Event and the Carrying Value of each Company property were equal to zero.
(ii)    Except as otherwise provided by Section 6.1(b)(iii) or Section 6.1(b)(v), Net Termination Loss (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Loss) shall be allocated:
(A)    First, if Subordinated Units remain Outstanding, to all Unitholders holding Subordinated Units, Pro Rata, until the Adjusted Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero; and
(B)    Second, to all Unitholders holding Common Units, Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

(C)    Third, the balance, if any, to the Managing Member.
(iii)    Net Termination Loss deemed recognized pursuant to clause (b) of the definition of Net Termination Loss as a result of a Revaluation Event prior to the conversion of the last Outstanding Subordinated Unit and prior to the Liquidation Date shall be allocated:
(A)    First, to the Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding equals the Event Issue Value;
(B)    Second, to all Unitholders holding Subordinated Units, Pro Rata, until the Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero; and
(C)    Third, the balance, if any, to the Managing Member.
(iv)    If Net Termination Loss has been allocated pursuant to Section 6.1(b)(iii), any subsequent Net Termination Gain recognized as a result of a Revaluation Event prior to the Liquidation Date shall be allocated:
(A)    First, to all Unitholders, Pro Rata until the aggregate Net Termination Gain allocated to all Unitholders, Pro Rata pursuant to this Section 6.1(b)(iv)(A) is equal to the aggregate Net Termination Loss previously allocated pursuant to Section 6.1(b)(iii)(C);
(B)    Second, to the Unitholders, Pro Rata, until the aggregate Net Termination Gain allocated pursuant to this Section 6.1(b)(iv)(B) is equal to the aggregate Net Termination Loss previously allocated pursuant to Section 6.1(b)(iii)(B); and
(C)    Third, the balance, if any, pursuant to the provisions of Section 6.1(b)(i).
(v)    If (A) a Net Termination Loss has been allocated pursuant to Section 6.1(b)(iii), (B) a Net Termination Gain or Net Termination Loss subsequently occurs (other than as a result of a Revaluation Event) prior to the conversion of the last Outstanding Subordinated Unit and (C) after tentatively making all allocations of such Net Termination Gain or Net Termination Loss provided for in Section 6.1(b)(i) or Section 6.1(b)(ii), as applicable, the Capital Account in respect of each Common Unit does not equal the amount such Capital Account would have been if Section 6.1(b)(iii) had not been part of this Agreement and all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(b)(i) or Section 6.1(b)(ii), as applicable, then items of income, gain, loss and deduction included in such Net Termination Gain or Net Termination Loss, as applicable, shall be specially allocated to the Managing Member and all Unitholders in a manner that will, to the maximum extent possible, cause the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(b)(i) or Section 6.1(b)(ii), as applicable.
(c)    Special Allocations.  Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period in the following order:
(ii)    Company Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(c), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Section 6.1(c)(vi) and Section 6.1(c)(vii)). This Section 6.1(c)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(iii)    Chargeback of Member Nonrecourse Debt Minimum Gain.  Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(c), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Section 6.1(c)(i), Section 6.1(c)(vi) and Section 6.1(c)(vii)). This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iv)    Priority Allocations.
(A)    If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) with respect to a Unit exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit (the amount of the excess, an “Excess Distribution” and the Unit with respect to which the greater distribution is paid, an “Excess Distribution Unit”), then there shall be allocated gross income and gain to each Unitholder receiving an Excess Distribution with respect to the Excess Distribution Unit until the aggregate amount of such items allocated with respect to such Excess Distribution Unit pursuant to this Section 6.1(c)(iii)(A) for the current taxable period and all previous taxable periods is equal to the amount of the Excess Distribution.
(B)    After the application of Section 6.1(c)(iii)(A), all or any portion of the remaining items of Company gross income or gain for the taxable period, if any, shall be allocated to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(c)(iii)(B) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the IPO Closing Date to a date 45 days after the end of the current taxable period.
(v)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company gross income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(c)(iv) were not in this Agreement. This Section 6.1(c)(iv) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(vi)    Gross Income Allocation. In the event any Member has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(v) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(c)(iv) and this Section 6.1(c)(v) were not in this Agreement.

(vii)    Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members Pro Rata. If the Managing Member determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
(viii)    Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Member in accordance with the ratios in which they share such Economic Risk of Loss.
(ix)    Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Managing Member in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members Pro Rata.
(x)    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) taken into account pursuant to Section 5.3, and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
(xi)    Economic Uniformity; Changes in Law.
(A)    At the election of the Managing Member with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Company’s gross income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(c)(iii), shall be allocated 100% to each Member holding Subordinated Units that are Outstanding as of the termination of the Subordination Period (“Final Subordinated Units”) in the proportion of the number of Final Subordinated Units held by such Member to the total number of Final Subordinated Units then Outstanding, until each such Member has been allocated an amount of gross income or gain that increases the Capital

Account maintained with respect to such Final Subordinated Units to an amount that after taking into account the other allocations of income, gain, loss and deduction to be made with respect to such taxable period will equal the product of (A) the number of Final Subordinated Units held by such Member and (B) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Final Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than the Managing Member and its Affiliates immediately prior to the conversion of such Final Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will be available to the Managing Member only if the method for allocating the Capital Account maintained with respect to the Subordinated Units between the transferred and retained Subordinated Units pursuant to Section 5.3(c)(ii) does not otherwise provide such economic uniformity to the Final Subordinated Units.
(B)    With respect to an event triggering an adjustment to the Carrying Value of Company property pursuant to Section 5.3(d) during any taxable period of the Company ending upon, or after, the issuance of IDR Reset Common Units pursuant to Section 5.12, after the application of Section 6.1(c)(x)(A), any Unrealized Gains and Unrealized Losses shall be allocated among the Members in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to such IDR Reset Common Units issued pursuant to Section 5.12 equaling the product of (A) the Aggregate Quantity of IDR Reset Common Units and (B) the Per Unit Capital Amount for an Initial Common Unit.
(C)    With respect to any taxable period during which an IDR Reset Common Unit is transferred to any Person who is not an Affiliate of the transferor, all or a portion of the remaining items of Company gross income or gain for such taxable period shall be allocated 100% to the transferor Member of such transferred IDR Reset Common Unit until such transferor Member has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such transferred IDR Reset Common Unit to an amount equal to the Per Unit Capital Amount for an Initial Common Unit.
(D)    For the proper administration of the Company and for the preservation of uniformity of the Non-Managing Member Interests (or any class or classes thereof), the Managing Member may (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section

704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Non-Managing Member Interests (or any class or classes thereof). The Managing Member may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(c)(x)(D) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holders of any class or classes of Non-Managing Member Interests issued and Outstanding or the Company, and if such allocations are consistent with the principles of Section 704 of the Code.
(xii)    Noncompensatory Option. Any Member who has received its interest pursuant to the exercise of a Noncompensatory Option shall be allocated gain or loss or reallocated capital from other Members’ Capital Accounts as necessary to comply with Treasury Regulations Section 1.704-1(b)(2)(iv)(5).
(xiii)    Curative Allocation.
(A)    Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Company Minimum Gain and (2) Member Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Member Nonrecourse Debt Minimum Gain. In exercising its discretion under this Section 6.1(c)(xii)(A), the Managing Member may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(c)(xii)(A) shall only be made with respect to Required Allocations to the extent the Managing Member determines that such allocations will otherwise be inconsistent with the economic agreement among the Members. Further, allocations pursuant to this Section 6.1(c)(xii)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Managing Member determines that such allocations are likely to be offset by subsequent Required Allocations.
(B)    The Managing Member shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(c)(xii)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(c)(xii)(A) among the Members in a manner that is likely to minimize such economic distortions.
(xiv)    Corrective and Other Allocations. In the event of any allocation of Additional Book Basis Derivative Items or a Net Termination Loss, the following rules shall apply:
(A)    The Managing Member shall allocate Additional Book Basis Derivative Items consisting of depreciation, amortization, depletion or any other form of cost recovery (other than Additional Book Basis Derivative Items included in Net Termination Gain or Net Termination Loss) with respect to any Adjusted Property to the Unitholders, Pro Rata, and the holders of Incentive Distribution Rights, all in the same proportion as the Net Termination Gain or Net Termination Loss resulting from the Revaluation Event that gave rise to such Additional Book Basis Derivative Items was allocated to them pursuant to Section 6.1(b).
(B)    If a sale or other taxable disposition of an Adjusted Property, including, for this purpose, inventory (“Disposed of Adjusted Property”) occurs other than in connection with an event giving rise to Net Termination Gain or Net Termination Loss, the Managing Member shall allocate (1) items of gross income and gain (aa) away from the holders of Incentive Distribution Rights and (bb) to the Unitholders, or (2) items of deduction and loss (aa) away from the Unitholders and (bb) to the holders of Incentive Distribution Rights, to the extent that the Additional Book Basis Derivative Items with respect to the Disposed of Adjusted Property (determined in accordance with the last sentence of the definition of Additional Book Basis Derivative Items) treated as having been allocated to the Unitholders pursuant to this Section 6.1(c)(xiii)(B) exceed their Share of Additional Book Basis Derivative Items with respect to such Disposed of Adjusted Property. For purposes of this Section 6.1(c)(xiii)(B), the Unitholders shall be treated as having been allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under this Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Members). Any allocation made pursuant to this Section 6.1(c)(xiii)(B) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(c)(xiii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.
(C)    Net Termination Loss in an amount equal to the lesser of (1) such Net Termination Loss and (2) the Aggregate Remaining Net Positive

Adjustments shall be allocated in such a manner, as determined by the Managing Member, that to the extent possible, the Capital Account balances of the Members will equal the amount they would have been had no prior Book-Up Events occurred, and any remaining Net Termination Loss shall be allocated pursuant to Section 6.1(b) hereof. In allocating Net Termination Loss pursuant to this Section 6.1(c)(xiii)(C), the Managing Member shall attempt, to the extent possible, to cause the Capital Accounts of the Unitholders, on the one hand, and holders of the Incentive Distribution Rights, on the other hand, to equal the amount they would equal if (i) the Carrying Values of the Company’s property had not been previously adjusted in connection with any prior Book-Up Events, (ii) Unrealized Gain and Unrealized Loss (or, in the case of a liquidation, actual gain or loss) with respect to such Company Property were determined with respect to such unadjusted Carrying Values, and (iii) any resulting Net Termination Gain had been allocated pursuant to Section 6.1(b)(i) (including, for the avoidance of doubt, taking into account the provisions set forth in the last sentence of Section 6.1(b)(i)).
(D)    In making the allocations required under this Section 6.1(c)(xiii), the Managing Member may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(c)(xiii). Without limiting the foregoing, if an Adjusted Property is contributed by the Company to another entity classified as a partnership for federal income tax purposes (the “lower tier partnership”), the Managing Member may make allocations similar to those described in Section 6.1(c)(xiii)(A) through Section 6.1(c)(xiii)(C) to the extent the Managing Member determines such allocations are necessary to account for the Company’s allocable share of income, gain, loss and deduction of the lower tier partnership that relate to the contributed Adjusted Property in a manner that is consistent with the purpose of this Section 6.1(c)(xiii).
(xv)    Special Curative Allocation in Event of Liquidation Prior to Conversion of the Last Outstanding Subordinated Unit. Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if (A) the Liquidation Date occurs prior to the conversion of the last Outstanding Subordinated Unit and (B) after having made all other allocations provided for in this Section 6.1 for the taxable period in which the Liquidation Date occurs, the Capital Account in respect of each Common Unit does not equal the amount such Capital Account would have been if Section 6.1(b)(iii) and Section 6.1(b)(v) had not been part of this Agreement and all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(b)(i) or Section 6.1(b)(ii), as applicable, then items of income, gain, loss and deduction for such taxable period shall be reallocated among the Managing Member and all Unitholders in a manner determined appropriate by the Managing Member so as to cause, to the maximum extent possible, the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(b)(i) or Section 6.1(b)(ii), as applicable. For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Capital Account balances described above, (x) items of income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs, shall be reallocated from the Managing Member and Unitholders holding Subordinated Units to Unitholders holding Common Units and (y) items of deduction and loss that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs shall be reallocated from Unitholders holding Common Units to the Managing Member and Unitholders holding Subordinated Units. In the event that (i) the Liquidation Date occurs on or before the date (not including any extension of time prescribed by law for the filing of the Company’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (ii) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(c)(xiv) fails to achieve the Capital Account balances described above, items of income, gain, loss and deduction that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior taxable period shall be reallocated among the Managing Member and all Unitholders in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(c)(xiv), cause the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(b)(i) or Section 6.1(b)(ii), as applicable.
Section 6.2    Allocations for Tax Purposes.
(c)    Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, deduction and credit shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.
(d)    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined to be appropriate by the Managing Member (taking into account the Managing Member’s discretion under Section 6.1(c)(x)(D)).
(e)    In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
(f)    All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Managing Member) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
(g)    Each item of Company income, gain, loss and deduction, for federal income tax purposes, shall be determined for each taxable period and the Managing Member shall prorate and allocate such items to the Members in a manner permitted by Section 706 of the Code and the regulations and rulings promulgated thereunder.
(h)    If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Managing Member shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).
Section 6.3    Requirement and Characterization of Distributions; Distributions to Record Holders.
(f)    Within 45 days following the end of each Quarter commencing with the Quarter ending on August 31, 2015, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Company to the Members as of the Record Date selected by the Managing Member; provided, that our Sponsors shall not receive distributions on their Units with respect to the Distribution Forbearance Period. After the date on which the Distribution Forbearance Period ends, distributions will be made to the Sponsors in accordance with this Article VII. All amounts of Available Cash distributed by the Company on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Company to the Members pursuant to Section 6.4 equals the Operating Surplus from the IPO Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Managing Member on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.” All distributions required to be made under this Agreement shall be made subject to Sections 18-607 and 18-804 of the Delaware Act and other applicable law, notwithstanding any other provision of this Agreement.
(g)    Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Company, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(h)    The Managing Member may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Members, as a distribution of Available Cash to such Members as determined appropriate under the circumstances by the Managing Member.
(i)    Each distribution in respect of a Membership Interest shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
Section 6.4    Distributions of Available Cash from Operating Surplus.
(c)    During the Subordination Period. Available Cash with respect to any Quarter or portion thereof wholly within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows, except as otherwise contemplated by Section 5.4 in respect of other Membership Interests issued pursuant thereto:
(i)    First, 100% to all the Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;
(ii)    Second, 100% to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;
(iii)    Third, 100% to all Unitholders holding Subordinated Units, Pro Rata, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;
(iv)    Fourth, 100% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;
(v)    Fifth, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;
(vi)    Sixth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and
(vii)    Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 50% to all Unitholders, Pro Rata;
provided, however, that if the Target Distributions have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(vii).
(d)    After the Subordination Period. Available Cash with respect to any Quarter after the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows, except as otherwise contemplated by Section 5.4 in respect of other Membership Interests issued pursuant thereto:
(i)    First, 100% to the Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;
(ii)    Second, 100% to the Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;
(iii)    Third, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;
(iv)    Fourth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and
(v)    Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 50% to all Unitholders, Pro Rata;
provided, however, that if the Target Distributions have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(v).

Section 6.5    Distributions of Available Cash from Capital Surplus.  Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall be distributed, unless the provisions of Section 6.3 require otherwise:
(a)    First, 100% to the Unitholders, Pro Rata, until the Minimum Quarterly Distribution has been reduced to zero pursuant to the second sentence of Section 6.6(a);
(b)    Second, 100% to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage; and
(c)    Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.
Section 6.6    Adjustment of Target Distribution Levels.
(a)    The Target Distributions, Common Unit Arrearages and Cumulative Common Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Membership Interests in accordance with Section 5.8. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Target Distributions shall be reduced in the same proportion that the distribution had to the fair market value of the Common Units prior to the announcement of the distribution.
(b)    The Target Distributions shall also be subject to adjustment pursuant to Section 5.12 and Section 6.9.
Section 6.7    Special Provisions Relating to the Holders of Subordinated Units. Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 5.5, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder with respect to such converted Subordinated Units, including the right to vote as a Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Sections 5.3(c)(ii) and 6.1(c)(x)(A).
Section 6.8    Special Provisions Relating to the Holders of Incentive Distribution Rights. Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (1) shall (x) possess the rights and obligations provided in this Agreement with respect to a Non-Managing Member pursuant to Article III and Article VII and (y) have a Capital Account as a Non-Managing Member pursuant to Section 5.3 and all other provisions related thereto and (2) shall not (x) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, (y) be entitled to any distributions other than as provided in Section 6.4(a)(v), (vi) and (vii), Section 6.4(b)(iii), (iv) and (v), and Section 12.4 or (z) be allocated items of income, gain, loss or deduction other than as specified in this Article VI; provided, however, that, for the avoidance of doubt, the foregoing shall not preclude the Company from making any other payments or distributions in connection with other actions permitted by this Agreement.
Section 6.9    Entity Level Taxation. If legislation is enacted or the official interpretation of existing legislation is modified by a governmental authority, which after giving effect to such enactment or modification, results in a Group Member becoming subject to federal, state or local or non-U.S. income or withholding taxes in excess of the amount of such taxes due from the Group Member prior to such enactment or modification (including, for the avoidance of doubt, any increase in the rate of such taxation applicable to the Group Member), then the Managing Member may, at its option, reduce the Target Distributions by the amount of income or withholding taxes that are payable by reason of any such new legislation or interpretation (the “Incremental Income Taxes”), or any portion thereof selected by the Managing Member, in the manner provided in this Section 6.9. If the Managing Member elects to reduce the Target Distributions for any Quarter with respect to all or a portion of any Incremental Income Taxes, the Managing Member shall estimate for such Quarter the Company Group’s aggregate liability (the “Estimated Incremental Quarterly Tax Amount”) for all (or the relevant portion of) such Incremental Income Taxes; provided, however, that any difference between such estimate and the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter may, to the extent determined by the Managing Member, be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined. For each such Quarter, the Target Distributions shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 6.9 times (b) the quotient obtained by dividing (i) Available Cash with respect to such Quarter by (ii) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the Managing Member. For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.
ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS
Section 7.1    Management.
(i)    The Managing Member shall conduct, direct and manage all activities of the Company. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the Managing Member to delegate its rights and power to other Persons, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no Non-Managing Member in its capacity as such shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted to a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:
(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Membership Interests, and the incurring of any other obligations;
(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;
(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.4 and Article XIV);
(iv)    the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including (A) the financing of the conduct of the business or operations of the Company Group, whether through a Subsidiary or a Joint Venture; (B) the lending of funds to other Persons (including other Group Members); (C) the repayment or guarantee of obligations of any Group Member; and (D) the making of capital contributions to any Group Member;
(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the Managing Member or its assets other than its interest in the Company, even if the same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);
(vi)    the distribution of cash held by the Company;
(vii)    the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(viii)    the maintenance of insurance for the benefit of the Company Group, the Members and Indemnitees;

(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;
(x)    the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;
(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii)    the purchase, sale or other acquisition or disposition of Membership Interests, or the issuance of Derivative Membership Interests;
(xiii)    the undertaking of any action in connection with the Company’s participation in the management of any Group Member or Joint Venture; and
(xiv)    the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as Managing Member of the Company.
(j)    Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Membership Interests or is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the Management Services Agreements, the Underwriting Agreement, the Exchange Agreement and the other agreements described in or filed as exhibits to the IPO Registration Statement that are related to the transactions contemplated by the IPO Registration Statement (collectively, the “Transaction Documents”) (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements thereof entered into after the date such Person becomes bound by the provisions of this Agreement); (ii) agrees that the Managing Member (on its own or on behalf of the Company) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the IPO Registration Statement on behalf of the Company without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Membership Interests or otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the Managing Member, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty or any other obligation of any type whatsoever that the Managing Member may owe the

Company or the Non-Managing Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.
Section 7.2    Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the Managing Member or any other Indemnitee would have duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in a Membership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Company, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement.
Section 7.3    Certificate of Formation.  The Managing Member has caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents that the Managing Member determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent the Managing Member determines such action to be necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Non-Managing Member.
Section 7.4    Restrictions on the Managing Member’s Authority to Sell Assets of the Company Group. Except as provided in Article XII and Article XIV, the Managing Member may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests in the Company’s Subsidiaries) without the approval of a Unit Majority; provided, however, that this provision shall not preclude or limit the Managing Member’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.
Section 7.5    Reimbursement of the Managing Member.
(c)    Except as provided in this Section 7.5, the Management Services Agreements and elsewhere in this Agreement, the Managing Member shall not be compensated for its services as a general partner or managing member of any Group Member.
(d)    The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the Managing Member, to perform services for the Company Group or for the Managing Member in the discharge of its duties to the Company Group), and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Managing Member or its Affiliates in connection with managing and operating the Company Group’s business and affairs (including expenses allocated to Managing Member by its Affiliates). The Managing Member shall determine the expenses that are allocable to the Company Group. Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 7.7. This provision does not affect the ability of the Managing Member and its Affiliates to enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.
(e)    The Managing Member, without the approval of any Member, may propose and adopt on behalf of the Company benefit plans, programs and practices (including plans, programs and practices involving the issuance of Membership Interests or Derivative Membership Interests), or cause the Company to issue Membership Interests or Derivative Membership Interests in connection with, or pursuant to, any benefit plan, program or practice maintained or sponsored by the Managing Member or any of its Affiliates, any Group Member or their Affiliates, or any of them, in each case for the benefit of officers, employees, consultants and directors of the Managing Member or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Company Group. The Company agrees to issue and sell to the Managing Member or any of its Affiliates any Membership Interests or Derivative Membership Interests that the Managing Member or such Affiliates are obligated to provide to any officers, consultants and directors pursuant to any such benefit plans, programs or practices. Expenses incurred by the Managing Member in connection with any such plans, programs and practices (including the net cost to the Managing Member or such Affiliates of Membership Interests or Derivative Membership Interests purchased by the Managing Member or such Affiliates from the Company to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.5(b). Any and all obligations of the Managing Member under any benefit plans, programs or practices adopted by the Managing Member as permitted by this Section 7.5(c) shall constitute obligations of the Managing Member hereunder and shall be assumed by any successor Managing Member approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the Managing Member’s Managing Member Interest pursuant to Section 4.6.

Section 7.6    Outside Activities.
(e)    Subject to the terms of Section 7.6(c) and the ROFO Agreement, each Unrestricted Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Member. None of any Group Member, any Non-Managing Member or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.
(f)    Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the Managing Member). No Unrestricted Person (including the Managing Member) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company, shall have any duty to communicate or offer such opportunity to the Company, and such Unrestricted Person (including the Managing Member) shall not be liable to the Company, to any Member or any other Person bound by this Agreement for breach of any duty otherwise existing at law, in equity or otherwise, by reason of the fact that such Unrestricted Person (including the Managing Member) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company, provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Company to such Unrestricted Person.
(g)    The Managing Member and each of its Affiliates may acquire Units or other Membership Interests and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Membership Interests acquired by them. The term “Affiliates” when used in this Section 7.6(d) with respect to the Managing Member shall not include any Group Member.
Section 7.7    Indemnification.
(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or omitting or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to any Indemnitee (other than a Group Member) with respect to any such Affiliate’s obligations pursuant to the Transaction Documents. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.
(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement, any other agreement, pursuant to any vote of the holders of Outstanding Non-Managing Member Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(d)    The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of the Managing Member, its Affiliates, the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s or any of its Affiliates’ activities or such Person’s activities on behalf of the Company or any of its Affiliates, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 7.7: (i) the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)    In no event may an Indemnitee subject the Non-Managing Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.8    Liability of Indemnitees.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, any Group Member Agreement, under the Delaware Act or any other law, rule or regulation or at equity, to the fullest extent allowed by law, no Indemnitee or any of its employees or Persons acting on its behalf shall be liable for monetary damages to the Company, the Members, or any other Persons who have acquired interests in Membership Interests or are bound by this Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of any act or omission of an Indemnitee or any of its employees or Persons acting on its behalf unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee or any of its employees or Persons acting on its behalf acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.
(b)    The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member if such appointment was not made in bad faith.
(c)    To the extent that, at law or in equity, an Indemnitee or any of its employees or Persons acting on its behalf has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members or to any other Persons who have acquired a Membership Interest or are otherwise bound by this Agreement, the Managing Member and any other Indemnitee or any of its employees or Persons acting on its behalf acting in connection with the Company’s business or affairs shall not be liable to the Company, the Non-Managing Members, or any other Persons who have acquired interests in the Membership Interests or are bound by this Agreement for its good faith reliance on the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of any Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Indemnitee.
(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.9    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.
(a)    Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the Managing Member or any of its Affiliates, on the one hand, and the Company, any Group Member or any Member, on the other, any resolution or course of action by the Managing Member or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Class A Shares (excluding Class A Shares owned by the Managing Member and its Affiliates, other than the Managing Member), (iii) determined by the Board of Directors of the General Partner to be on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iv) determined by the Board of Directors of the General Partner to be fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Managing Member shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or approval by the holders of Class A Shares of such resolution, and the Managing Member may also adopt a resolution or course of action that has not received Special Approval or the approval by the holders of Class A Shares. Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever the Managing Member makes a determination to refer or not to refer any potential conflict of interest to the Conflicts Committee for Special Approval or to seek or not to seek approval by the holders of the Class A Shares, then the Managing Member shall be entitled, to the fullest extent permitted by law, to make such determination free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member, and the Managing Member shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Managing Member in making such determination shall be permitted to do so in its sole discretion. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if neither Special Approval nor Unitholder approval is sought, the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors of the General Partner acted in good faith. In any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the General Partner, any action by the Board of Directors of the General Partner in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption; in all cases subject to the provisions for conclusive determination in Section 7.9(b). Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the IPO Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or any such duty.
(b)    Whenever the Managing Member or the Board of Directors of the General Partner or any committee thereof (including the Conflicts Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the Managing Member causes the Managing Member to do so, in its capacity as the managing member of the Company as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement, then, unless another express standard is provided for in this Agreement, the Managing Member, such Board of Directors or such committee or such Affiliates causing the Managing Member to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is in, or not adverse to, the best interests of the Company Group; provided, that if the Board of Directors of the General Partner is making a determination or taking or declining to take an action pursuant to clause (iii) or clause (iv) of the first sentence of Section 7.9(a), then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the Board of Directors of the General Partner making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (iii) or clause (iv) of the first sentence of Section 7.9(a), as applicable.
(c)    Whenever the Board of Directors of the General Partner or any committee thereof (including the Conflicts Committee) causes the Managing Member to make a determination or to take or decline to take any action makes a determination or takes or declines to take any other action, or any Affiliate of the Managing Member causes the Managing Member to do so, in its individual capacity as opposed to in its capacity as the managing member of the Company, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the Managing Member, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member, and the Managing Member, or the Board of Directors or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action or causing such determination to be made or such action to be taken or declined to be taken shall be permitted to do so in their sole discretion. By way of illustration and not of limitation, whenever the phrase, “the Managing Member at its option” or “the Managing Member, in its sole discretion,” or some variation of such phrases, is used in this Agreement, it indicates that the Managing Member is acting in its individual capacity. For the avoidance of doubt, whenever the Managing Member votes or transfers its Membership Interests, or refrains from voting or transferring its Membership Interests, it shall be acting in its individual capacity.
(d)    Notwithstanding anything to the contrary in this Agreement, the Managing Member and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Managing Member and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Managing Member or any of its Affiliates to enter into such contracts shall be at its option.
(e)    Except as expressly set forth in this Agreement or required by the Delaware Act, neither the Managing Member nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Company or any Member and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Managing Member or any other Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Managing Member or such other Indemnitee.
(f)    The Unitholders hereby authorize the Managing Member, on behalf of the Company as a general partner or managing member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Managing Member pursuant to this Section 7.9.
Section 7.10    Other Matters Concerning the Managing Member.
(f)    The Managing Member and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(g)    The Managing Member and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing Member or such Indemnitee, respectively, reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.
(h)    The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly authorized officers of the General Partner, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Company or any Group Member.
Section 7.11    Purchase or Sale of Membership Interests.  The Managing Member may cause the Company to purchase or otherwise acquire Membership Interests or Derivative Membership Interests; provided that, the Managing Member may not cause any Group Member to purchase Subordinated Units during the Subordination Period. As long as Membership Interests are held by any Group Member, such Membership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The Managing Member or any Affiliate of the Managing Member may also purchase or otherwise acquire and sell or otherwise dispose of Membership Interests for its own account, subject to the provisions of Article IV and Article X.
Section 7.12    Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member and any officer of the General Partner authorized by the Managing Member to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member or any such officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Non-Managing Member, each other Person who acquires an interest in a Membership Interest and each other party who becomes bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1    Records and Accounting.  The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including the Register. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the Register, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Company shall not be required to keep books maintained on a cash basis and Managing Member shall be permitted to calculate cash-based measures, including Operating Surplus and Adjusted Operating Surplus, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the Managing Member determines to be necessary or appropriate.
Section 8.2    Fiscal Year.   The fiscal year of the Company shall end on November 30 of each year.
Section 8.3    Reports. The Managing Member shall cause to be prepared and delivered to the Members such reports, forecasts, studies, budgets and other information as the Members may reasonably request from time to time.
ARTICLE IX
TAX MATTERS
Section 9.1    Tax Returns and Information.  The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the taxable period or year that it is required by law to adopt, from time to time, as determined by the Managing Member. In the event the Company is required to use a taxable period other than a year ending on December 31, the Managing Member shall use reasonable efforts to change the taxable period of the Company to a year ending on December 31. The tax information reasonably required by Members for federal and state income tax reporting purposes with respect to a taxable period shall be furnished to them within 90 days of the close of the calendar year in which the Company’s taxable period ends. In addition, the Company shall furnish to each Non-Managing Member any additional tax information reasonably requested by such Non-Managing Member in order to comply with its organizational documents, including additional detail regarding the source of any items of income, gain, loss, deduction, or credit allocated to such Non-Managing Member to the extent not otherwise reflected in the information provided to the Members under the preceding sentence.
Section 9.2    Tax Characterization. Unless otherwise determined by the Managing Member, the Company shall be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes, and the Members and the Company shall not take any action that would cause the Company to be treated as a corporation for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).
Section 9.3    Tax Elections.
(f)    The Company shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Managing Member’s determination that such revocation is in the best interests of the Non-Managing Members.
(g)    The Company shall make the election under Section 6231(a)(1)(B)(ii) of the Code to have the provisions of Sections 6221 through 6234 of the Code apply to the Company.
(h)    Except as otherwise provided herein, the Managing Member shall determine whether the Company should make any other elections permitted by the Code.
Section 9.4    Tax Controversies.  Subject to the provisions hereof, the Managing Member is designated as the “tax matters partner” (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Managing Member and to do or refrain from doing any or all things reasonably required by the Managing Member to conduct such proceedings.
Section 9.5    Withholding.  Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code, or established under any foreign law. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Managing Member may treat the amount withheld as a distribution of cash pursuant to Article VI or Section 12.4(c) in the amount of such withholding from such Member. To the extent such amount exceeds the amount of distributions to which the Member is otherwise entitled under Article VI, such amounts withheld shall constitute a loan by the Company to such Member, which loan shall be repaid upon demand of the Managing Member, and the Managing Member may offset any future distributions to which such Member is otherwise entitled by the unpaid amount of such loan.

Section 9.6    Disqualified Person.  No Member will become a Disqualified Person.
ARTICLE X
ADMISSION OF MEMBERS
Section 10.1    Admission of Non-Managing Members.
(d)    Upon the issuance by the Company of Common Units, Subordinated Units and Incentive Distribution Rights to SunPower, First Solar, Holdings and the Managing Member prior to and on the IPO Closing Date, such Persons shall, by acceptance of such Membership Interests, and upon becoming the Record Holders of such Membership Interests, be admitted to the Membership as Members in respect of the Common Units, Subordinated Units and Incentive Distribution Rights issued to them and be bound by this Agreement, all with or without execution of this Agreement by such Persons.
(e)    By acceptance of any Non-Managing Member Interests transferred in accordance with Article IV or acceptance of any Non-Managing Member Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, each transferee of, or other such Person acquiring, a Non-Managing Member Interest (including any nominee, agent or representative acquiring such Non-Managing Member Interests for the account of another Person or Group, which nominee, agent or representative shall be subject to Section 10.1(c) below) (i) shall be admitted to the Company as a Non-Managing Member with respect to the Non-Managing Member Interests so transferred or issued to such Person when such Person becomes the Record Holder of the Non-Managing Member Interests so transferred or acquired, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Non-Managing Member Interests and the admission of any new Non-Managing Member shall not constitute an amendment to this Agreement. A Person may become a Non-Managing Member without the consent or approval of any of the Members. A Person may not become a Non-Managing Member without acquiring a Non-Managing Member Interest and becoming the Record Holder of such Non-Managing Member Interest.
(f)    With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the rights of a Non-Managing Member in respect of such Units, including the right to vote, on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Non-Managing Member by virtue of being the Record Holder of such Units in accordance with the direction of the Person who is the beneficial owner of such Units, and the Company shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 10.1(c) are subject to the provisions of Section 4.3.

(g)    The name and mailing address of each Record Holder shall be listed in the Register. The Managing Member shall update the Register from time to time as necessary to reflect accurately the information therein.
(h)    Any transfer of a Non-Managing Member Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Non-Managing Member pursuant to Section 10.1(b).
Section 10.2    Admission of Successor Managing Member.  A successor Managing Member approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the Managing Member Interest pursuant to Section 4.6 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately prior to the withdrawal or removal of the predecessor or transferring Managing Member, pursuant to Section 11.1 or Section 11.2 or the transfer of the Managing Member Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Company until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Company Group without dissolution.
Section 10.3    Amendment of Agreement and Certificate of Formation.  To effect the admission to the Company of any Member, the Managing Member shall take all steps necessary or appropriate under the Delaware Act to amend the Register and any other records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Managing Member shall prepare and file an amendment to the Certificate of Formation.
ARTICLE XI
WITHDRAWAL OR REMOVAL OF MEMBERS
Section 11.1    Withdrawal of the Managing Member.
(i)    The Managing Member shall be deemed to have withdrawn as the managing member of the Company upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);
(iv)    The Managing Member voluntarily withdraws as the managing member of the Company by giving written notice to the other Members pursuant to Section 11.1(b);
(v)    The Managing Member transfers all of its Managing Member Interest pursuant to Section 4.6;

(vi)    The Managing Member is removed as the managing member of the Company pursuant to Section 11.2;
(vii)    The Managing Member (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing Member in a proceeding of the type described in clauses (A) through (C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the Managing Member or of all or any substantial part of its properties;
(viii)    A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Managing Member; or
(ix)    (A) if the Managing Member is a corporation, a certificate of dissolution or its equivalent is filed for the Managing Member, or 90 days expire after the date of notice to the Managing Member of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the Managing Member is a partnership or a limited liability company, the dissolution and commencement of winding up of the Managing Member; (C) if the Managing Member is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; and (D) if the Managing Member is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the Managing Member.
If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing Managing Member shall give notice to the Non-Managing Members within 30 days after such occurrence. The Members hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Managing Member from the Company.

(j)    Withdrawal of the Managing Member as the managing member of the Company upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) (A) the General Partner has withdrawn or has been removed from Managing Member and (B) the Managing Member voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Unitholders, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the Managing Member ceases to be the Managing Member pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the Managing Member as the managing member of the Company upon the occurrence of an Event of

Withdrawal shall also constitute the withdrawal of the Managing Member as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the Managing Member gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor Managing Member. The Person so elected as successor Managing Member shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member. Any successor Managing Member elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.
Section 11.2    Removal of the Managing Member.  The Managing Member may not be removed as the managing member of the Company unless the General Partner is removed as a general partner of the Managing Member in accordance with the Partnership Agreement. The removal of the Managing Member as the managing member of the Company shall also automatically constitute the removal of the Managing Member as general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member. If a Person is elected as a successor Managing Member in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member. Any successor Managing Member elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.
Section 11.3    Interest of Departing Managing Member and Successor Managing Member.
(j)    In the event of (i) withdrawal of the Managing Member under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the Managing Member by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor Managing Member is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing Managing Member shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing Managing Member, to require its successor to purchase its Managing Member Interest and its or its Affiliates’ general partner interest (or equivalent interest), if any, in the other Group Members and all of its or its Affiliates’ Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the Managing Member is removed by the Unitholders under circumstances where Cause exists or if the Managing Member withdraws under circumstances where such withdrawal violates this Agreement, and if a successor Managing Member is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Company is continued pursuant to Section 12.2 and the successor Managing Member is not the former Managing Member), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing Managing Member (or, in the event the business of the Company is continued, prior to the date the business of the Company is continued), to purchase the Combined Interest for such fair market value of such Combined

Interest. In either event, the Departing Managing Member shall be entitled to receive all reimbursements due such Departing Managing Member pursuant to Section 7.5, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Managing Member or its Affiliates (other than any Group Member) for the benefit of the Company or the other Group Members.
For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing Managing Member and its successor or, failing agreement within 30 days after the effective date of such Departing Managing Member’s withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing Managing Member and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing Managing Member shall designate an independent investment banking firm or other independent expert, the Departing Managing Member’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of the Class A Shares on any National Securities Exchange on which the Class A Shares are then listed or admitted to trading, the value of the Company’s assets, the rights and obligations of the Departing Managing Member, the value of the Incentive Distribution Rights and the Managing Member Interest and other factors it may deem relevant.
(k)    If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Managing Member (or its transferee) shall become a Non-Managing Member and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Membership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor Managing Member shall indemnify the Departing Managing Member (or its transferee) as to all debts and liabilities of the Company arising on or after the date on which the Departing Managing Member (or its transferee) becomes a Non-Managing Member. For purposes of this Agreement, conversion of the Combined Interest of the Departing Managing Member to Common Units will be characterized as if the Departing Managing Member (or its transferee) contributed its Combined Interest to the Company in exchange for the newly issued Common Units.
(l)    If a successor Managing Member is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Company is continued pursuant to Section 12.2 and the successor Managing Member is not the former Managing Member)

and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor Managing Member shall be admitted to the Company and receive the Combined Interest.
Section 11.4    Conversion of Subordinated Units .   Notwithstanding any provision of this Agreement, if the General Partner is removed as general partner of the Managing Member under circumstances where “Cause” (as defined in the Partnership Agreement) does not exist Subordinated Units held by any Person will immediately and automatically convert into Common Units on a one-for-one basis, provided (i) neither such Person nor any of its Affiliates voted any of its “Shares” (as defined in the Partnership Agreement) in favor of the removal and (ii) such Person is not an Affiliate of the successor General Partner, provided, however, that such converted Subordinated Units shall remain subject to the provisions of Section 5.3(c)(ii) and Section 6.1(c)(x).
Section 11.5    Withdrawal of Non-Managing Members.  No Non-Managing Member shall have any right to withdraw from the Company; provided, however, that when a transferee of a Non-Managing Member’s Non-Managing Member Interest becomes a Record Holder of the Non-Managing Member Interest so transferred, such transferring Non-Managing Member shall cease to be a Non-Managing Member with respect to the Non-Managing Member Interest so transferred.
ARTICLE XII
DISSOLUTION AND LIQUIDATION
Section 12.1    Dissolution.  The Company shall not be dissolved by the admission of additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the removal or withdrawal of the Managing Member, if a successor Managing Member is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, to the fullest extent permitted by law, the Company shall not be dissolved and such successor Managing Member shall continue the business of the Company. The Company shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:
(h)    an Event of Withdrawal of the Managing Member as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 12.2 and such successor is admitted to the Company pursuant to Section 10.2;
(i)    an election to dissolve the Company by the Managing Member that is approved by the holders of a Unit Majority;
(j)    the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or
(k)    at any time there are no Members, unless the Company is continued without dissolution in accordance with the Delaware Act.
Section 12.2    Continuation of the Business of the Company After Dissolution.  Upon (a) dissolution of the Company following an Event of Withdrawal caused by the withdrawal or removal of the Managing Member as provided in Section 11.1(a)(i) or (iii) and the failure of the Members to select a successor to such Departing Managing Member pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within 90 days thereafter, or (b) dissolution of the Company upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Company on the same terms and conditions set forth in this Agreement by appointing as a successor Managing Member a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Company shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:
(i)    the Company shall continue without dissolution unless earlier dissolved in accordance with this Article XII;
(ii)    if the successor Managing Member is not the former Managing Member, then the interest of the former Managing Member shall be treated in the manner provided in Section 11.3; and
(iii)    the successor Managing Member shall be admitted to the Company as Managing Member, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;
provided, that the right of the holders of a Unit Majority to approve a successor Managing Member and to continue the business of the Company shall not exist and may not be exercised unless the Company has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Non-Managing Member under the Delaware Act and (y) neither the Company nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of the right to continue (to the extent not already so treated or taxed).

Section 12.3    Liquidator.  Upon dissolution of the Company in accordance with the provisions of Article XII, unless the business of the Company is continued pursuant to Section 12.2, the Managing Member shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Managing Member) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the Outstanding Common Units and Subordinated Units voting as a single class. The Liquidator (if other than the Managing Member) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the Outstanding Common Units and Subordinated Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a majority of the Outstanding Common Units and Subordinated Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.
Section 12.4    Liquidation.  The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:
(g)    The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its Net Agreed Value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.
(h)    Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.
(i)    All property and all cash in excess of that required to satisfy or discharge liabilities as provided in Section 12.4(b) shall be distributed to the Members in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).
Section 12.5    Cancellation of Certificate of Formation.  Upon the completion of the distribution of Company cash and property as provided in Section 12.4 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 12.6    Return of Contributions.  The Managing Member shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Company.
Section 12.7    Waiver of Partition.  To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.
Section 12.8    Capital Account Restoration.  No Non-Managing Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company. The Managing Member shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Company by the end of the taxable year of the Company during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.
ARTICLE XIII
AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT; MEETINGS; RECORD DATE
Section 13.1    Amendments to be Adopted Solely by the Managing Member.  Each Member agrees that the Managing Member, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(m)    a change in the name of the Company, the location of the principal office of the Company, the registered agent of the Company or the registered office of the Company;
(n)    admission, substitution, withdrawal or removal of Members in accordance with this Agreement;
(o)    a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or an entity in which the Non-Managing Members have limited liability under the laws of any state or to ensure that the Group Members (other than the Company) will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;
(p)    a change that the Managing Member determines (i) does not adversely affect the Non-Managing Members considered as a whole or any particular class of Membership Interests as compared to other classes of Membership Interests in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (iii) to be necessary or appropriate in connection with action taken by the Managing Member pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the IPO Registration

Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;
(q)    a change in the fiscal year or taxable year of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including a change in the definition of “Quarter” and the dates on which distributions are to be made by the Company;
(r)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Company, or the Managing Member or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(s)    an amendment that the Managing Member determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Membership Interests or Derivative Membership Interests pursuant to Section 5.4;
(t)    any amendment expressly permitted in this Agreement to be made by the Managing Member acting alone;
(u)    an amendment effected, necessitated or contemplated by a Merger Agreement or Plan of Conversion approved in accordance with Section 14.3;
(v)    an amendment that the Managing Member determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4 or Section 7.1(a);
(w)    a merger, conveyance or conversion pursuant to Section 14.3(c) or (d); or
(x)    any other amendments substantially similar to the foregoing.
Section 13.2    Amendment Procedures.  Amendments to this Agreement may be proposed only by the Managing Member. To the fullest extent permitted by law, the Managing Member shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Non-Managing Member or any other Person bound by this Agreement, and, in declining to propose or approve an amendment to this Agreement, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Managing Member in determining whether to propose or approve any amendment to this Agreement shall be permitted to do so in its sole discretion. An amendment to this Agreement shall be effective upon its approval by the Managing Member and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Managing Member shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Managing Member shall notify all Record Holders upon final adoption of any amendments. The Managing Member shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Company’s or the Commission’s website.
Section 13.3    Amendment Requirements.
(j)    Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the Managing Member) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 13.4, reducing such percentage or (ii) in the case of Section 13.4, increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute (x) in the case of a reduction as described in subclause (a)(i) hereof, not less than the voting requirement sought to be reduced, or (y) in the case of an increase in the percentage in Section 13.4, not less than a majority of the Outstanding Units.
(k)    Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Non-Managing Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the Managing Member or any of its Affiliates without its consent, which consent may be given or withheld at its option.
(l)    Except as provided in Section 14.3 or Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Membership Interests in relation to other classes of Membership Interests must be approved by the holders of not less than a majority of the Outstanding Membership Interests of the class affected. If the Managing Member determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes of Membership Interests, as compared to other classes of Membership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes
(m)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(a), no amendments shall become effective without the approval of the holders of at least 90%

of the Outstanding Units voting as a single class unless the Company obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Non-Managing Member under applicable partnership law of the state under whose laws the Company is organized.
(n)    Except as provided in Section 13.1, Section 11.2 and this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.
Section 13.4    Special Meetings.  All acts of Non-Managing Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Non-Managing Members may be called by (i) the Managing Member, (ii) the Board of Directors, or (iii) the President or Secretary of the General Partner upon request of Non-Managing Members owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Within a reasonable amount of time after receipt of such a call from Non-Managing Members, the Managing Member shall send a notice of the meeting to the Non-Managing Members either directly or indirectly. A meeting shall be held at a time and place determined by the Managing Member on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 15.1.
Section 13.5    Notice of a Meeting.  Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.
Section 13.6    Record Date.  For purposes of determining the Non-Managing Members who are Record Holders of the class or classes of Non-Managing Member Interests entitled to notice of or to vote at a meeting of the Non-Managing Members or to give approvals without a meeting as provided in Section 13.11, the Managing Member shall set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting or (b) in the event that approvals are sought without a meeting, the date by which such Non-Managing Members are requested in writing by the Managing Member to give such approvals.
Section 13.7    Postponement and Adjournment.  Prior to the date upon which any meeting of Non-Managing Members is to be held, the Managing Member may postpone such meeting one or more times for any reason by giving notice to each Non-Managing Members entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed. Any meeting of Non-Managing Members may be adjourned by the Managing Member one or more times for any reason and no vote of the Non-Managing Members shall be required for any adjournment. A meeting of Non-Managing Members may be adjourned by the Managing Member as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.
Section 13.8    Waiver of Notice; Approval of Meeting.  The transactions of any meeting of Non-Managing Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after call and notice in accordance with Section 13.4 and Section 13.5, if a quorum is present either in person or by proxy. Attendance of a Non-Managing Member at a meeting shall constitute a waiver of notice of the meeting, except when the Non-Managing Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.
Section 13.9    Quorum and Voting.  The presence, in person or by proxy, of holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the Managing Member and its Affiliates) shall constitute a quorum at a meeting of Non-Managing Members of such class or classes unless any such action by the Non-Managing Members requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Non-Managing Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Non-Managing Members holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote at such meeting shall be deemed to constitute the act of all Non-Managing Members, unless a different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Non-Managing Members holding Outstanding Units that in the aggregate represent at least such different percentage shall be required; provided, however, that if, as a matter of law or provision of this Agreement, approval by plurality vote of Members (or any class thereof) is required to approve any action, no minimum quorum shall be required. The Non-Managing Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the exit of enough Non-Managing Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement.
Section 13.10    Conduct of a Meeting.  The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Non-Managing Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing Member shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the

Managing Member. The Managing Member may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Non-Managing Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.
Section 13.11    Action Without a Meeting.  If authorized by the Managing Member, any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Non-Managing Members owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the Managing Member and its Affiliates) that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Non-Managing Members who have not approved in writing. The Managing Member may specify that any written ballot submitted to Non-Managing Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Managing Member. If a ballot returned to the Company does not vote all of the Outstanding Units held by such Non-Managing Members, the Company shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted. If approval of the taking of any permitted action by the Non-Managing Members is solicited by any Person other than by or on behalf of the Managing Member, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Company in care of the Managing Member and (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are first deposited with the Company and is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Members.
Section 13.12    Right to Vote and Related Matters.
(a)    Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Non-Managing Members or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.
(b)    With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and in accordance with the direction of, the Person who is the beneficial owner of such Units, and the Managing Member shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
ARTICLE XIV
MERGER, CONSOLIDATION OR CONVERSION
Section 14.1    Authority.  The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America or any other country, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.
Section 14.2    Procedure for Merger, Consolidation or Conversion.
(o)    Merger, consolidation or conversion of the Company pursuant to this Article XIV requires the approval of the Managing Member; provided, however, that, to the fullest extent permitted by law, the Managing Member, in declining to consent to a merger, consolidation or conversion, may act in its sole discretion.
(p)    If the Managing Member shall determine to consent to the merger or consolidation, the Managing Member shall approve the Merger Agreement, which shall set forth:
(i)    name and state or country of domicile of each of the business entities proposing to merge or consolidate;
(ii)    the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);
(iii)    the terms and conditions of the proposed merger or consolidation;
(iv)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights; and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
(v)    a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;
(vi)    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and
(vii)    such other provisions with respect to the proposed merger or consolidation that the Managing Member determines to be necessary or appropriate.
(q)    If the Managing Member shall determine to consent to the conversion, the Managing Member shall approve the Plan of Conversion, which shall set forth:
(i)    the name of the converting entity and the converted entity;
(ii)    a statement that the Company is continuing its existence in the organizational form of the converted entity;
(iii)    a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;
(iv)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;
(v)    in an attachment or exhibit, the Certificate of Formation of the Company;
(vi)    in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;
(vii)    the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and
(viii)    such other provisions with respect to the proposed conversion that the Managing Member determines to be necessary or appropriate.
Section 14.3    Approval by Non-Managing Members.  Except as provided in Section 14.3(c) and (d), the Managing Member, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Non-Managing Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and no other disclosure regarding the proposed merger, consolidation or conversion shall be required.
(i)    Except as provided in Section 14.3(c) and (d), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Non-Managing Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.
(j)    Except as provided in Section 14.3(c) and (d), after such approval by vote or consent of the Non-Managing Members, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.
(k)    Notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or other Group Member if (i) the Managing Member has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Non-Managing Member as compared to its limited liability under the Delaware Act or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the Managing Member determines that the governing instruments of the new entity provide the Non-Managing Members and the Managing Member with substantially the same rights and obligations as are herein contained.
(l)    Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to merge or consolidate the Company with or into another limited liability entity if (i) the Managing Member has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Non-Managing Member under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Company is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Company after the effective date of the merger or consolidation, and (v) the number of Membership Interests to be issued by the Company in such merger or consolidation does not exceed 20% of the Membership Interests (other than Incentive Distribution Rights) Outstanding immediately prior to the effective date of such merger or consolidation.
(m)    Pursuant to Section 18-209(f) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new limited liability company agreement for the Company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.
Section 14.4    Certificate of Merger or Certificate of Conversion.  Upon the required approval by the Managing Member and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.
Section 14.5    Effect of Merger, Consolidation or Conversion.
(a)    At the effective time of the merger:
(v)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business

Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;
(vi)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
(vii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and
(viii)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
(b)    At the effective time of the conversion:
(x)    the Company shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;
(xi)    all rights, title, and interests to all real estate and other property owned by the Company shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;
(xii)    all liabilities and obligations of the Company shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;
(xiii)    all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Company in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;
(xiv)    a proceeding pending by or against the Company or by or against any of Members in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior Members without any need for substitution of parties; and
(xv)    the Membership Interests that are to be converted into membership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Members shall be entitled only to the rights provided in the Plan of Conversion.

ARTICLE XV
GENERAL PROVISIONS
Section 15.1    Addresses and Notices; Written Communication.
(r)    Any notice, demand, request, report or proxy materials required or permitted to be given or made to the Members under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Members at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to the Members hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the record holder of such Membership Interests at his address as shown in the register, regardless of any claim of any Person who may have an interest in such Membership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) the Members shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the Managing Member or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a record holder at the address of such record holder appearing in the register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such record holder or another Person notifies the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member may rely and shall be protected in relying on any notice or other document from any Member or other Person if believed by it to be genuine.
(s)    The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.
Section 15.2    Further Action. In connection with this Agreement and the transactions contemplated hereby, the parties shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 15.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 15.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 15.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
Section 15.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 15.7    Third-Party Beneficiaries. Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.
Section 15.8    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring Membership Interests, pursuant to Section 10.1(b) without execution hereof.
Section 15.9    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.
(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
(b)    Each of the Members and each Person or Group holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):
(iv)    irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer, or other employee of the Company or the General Partner, or owed by the Managing Member, to the

Company or the Non-Managing Members, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;
(v)    irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding;
(vi)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or of any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;
(vii)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and
(viii)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.
Section 15.10    Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.
Section 15.11    Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members and each Member shall be bound by the results of such action.
Section 15.12    Facsimile and Email Signatures. The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) or similar format affixed in the name and on behalf of the Company on certificates representing Membership Interests is expressly permitted by this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Sunpower YC Holdings, LLC
By:	/s/ Kenneth Mahaffey
Name: Kenneth Mahaffey Title: Assistant Secretary

First Solar 8point3 Holdings, LLC

By:	/s/ Alexander R. Bradley
Name: Alexander R. Bradley Title: Vice President, Treasury and Project Finance

8point3 Energy Partners LP By: 8point3 General Partner, LLC, its general partner

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton Title: Chief Executive Officer

8point3 Holding Company, LLC

By:	First Solar 8point3 Holdings, LLC, its member
By:	/s/ Alexander R. Bradley
By:	Name: Alexander R. Bradley Title: Vice President, Treasury and Project Finance SunPower YC Holdings, LLC, its member
By:	/s/ Kenneth Mahaffey
Name: Kenneth Mahaffey Title: Assistant Secretary

Maryland Solar Holdings, Inc.
By:	/s/ Alexander R. Bradley
Name: Alexander R. Bradley Title: Vice President, Treasury and Project Finance

Signature Page to Amended and Restated
Limited Liability Company Agreement

EXHIBIT A
to the Amended and Restated Limited Liability Company Agreement of
8point3 Operating Company, LLC

CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITED LIABILITY COMPANY INTERESTS IN
8POINT3 OPERATING COMPANY, LLC

No.	Common Units
In accordance with Section 4.1 of the Amended and Restated Limited Liability Company Agreement of 8point3 Operating Company, LLC, as amended, supplemented or restated from time to time (the “Limited Liability Company Agreement”), 8point3 Operating Company, LLC, a Delaware limited liability company (the “Company”), hereby certifies that     (the “Holder”) is the registered owner of Common Units representing membership interests in the Company (the “Common Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement. Copies of the Limited Liability Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 77 Rio Robles, San Jose, California 95134. Capitalized terms used herein but not defined shall have the meanings given them in the Limited Liability Company Agreement.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF 8POINT3 OPERATING COMPANY, LLC THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE LIMITED LIABILITY COMPANY AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF 8POINT3 OPERATING COMPANY, LLC UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE 8POINT3 OPERATING COMPANY, LLC TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED), OR (D) RESULT IN A TERMINATION OF THE COMPANY UNDER INTERNAL REVENUE CODE OF 1986, AS AMENDED, SECTION 708 UNLESS, PRIOR TO SUCH TRANSFER, THE TRANSFERRING MEMBER AGREES TO INDEMNIFY THE COMPANY AND THE OTHER MEMBERS FOR ANY ADVERSE TAX CONSEQUENCES CAUSED AS A RESULT OF SUCH TERMINATION. THE MANAGING MEMBER OF 8POINT3 OPERATING COMPANY, LLC MAY IMPOSE

ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF 8POINT3 OPERATING COMPANY, LLC BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE LIMITED LIABILITY COMPANY AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE MANAGING MEMBER AT THE PRINCIPAL OFFICE OF THE COMPANY.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Non-Managing Member and to have agreed to comply with and be bound by and to have executed the Limited Liability Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Limited Liability Company Agreement, and (iii) made the waivers and given the consents and approvals contained in the Limited Liability Company Agreement.
This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	8point3 Operating Company, LLC

By: 8point3 Energy Partners LP

By:

By:

[Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT—as tenants by the entireties		Custodian

JT TEN—as joint tenants with right of survivorship and not as tenants in common	(Cust)		(Minor)

under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF
8POINT3 OPERATING COMPANY, LLC

FOR VALUE RECEIVED, __________________	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)
Common Units representing limited liability company interests evidenced by this Certificate, subject to the Limited Liability Company Agreement, and does hereby irrevocably constitute and appoint          as its attorney-in-fact with full power of substitution to transfer the same on the books of 8point3 Operating Company, LLC.

Date: _________________________________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
(Signature)
(Signature)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

No transfer of the Common Units evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

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